                                                                    EXHIBIT 2.1
















                   COOPERATIVE DEVELOPMENT AND MARKETING AGREEMENT




















*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

                                  TABLE OF CONTENTS

                                                                           Page


ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2 GRANT OF RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     2.1  License Grants.. . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (a)  Licensed Products.. . . . . . . . . . . . . . . . . . . . . .  7
          (b)  Chugai Improvements, Patents and Technology . . . . . . . . .  8
     2.2  Additional Imaging Products. . . . . . . . . . . . . . . . . . . .  8
     2.3  Covenant Not to Market or Sell Competitive Products. . . . . . . .  9

ARTICLE 3 DEVELOPMENT OF LICENSED PRODUCTS . . . . . . . . . . . . . . . . .  9
     3.1  Executive Committee. . . . . . . . . . . . . . . . . . . . . . . .  9
     3.2  Task Force . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.3  Chugai Development Efforts . . . . . . . . . . . . . . . . . . . . 10
     3.4  Filing for Marketing Approval for FS069. . . . . . . . . . . . . . 11
     3.5  Discontinuance of Chugai's Development Efforts . . . . . . . . . . 11
     3.6  MBI's Development Efforts. . . . . . . . . . . . . . . . . . . . . 12
     3.7  Coordination Among Licensees . . . . . . . . . . . . . . . . . . . 12
     3.8  Publications . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 4 COMMERCIALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.1  Product Launch . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     4.2  Promotion and Marketing Obligations. . . . . . . . . . . . . . . . 13
          (a)  Marketing Efforts . . . . . . . . . . . . . . . . . . . . . . 13
          (b)  General Conduct . . . . . . . . . . . . . . . . . . . . . . . 14
          (c)  Trademark(s). . . . . . . . . . . . . . . . . . . . . . . . . 14
          (d)  Sales Forecasts . . . . . . . . . . . . . . . . . . . . . . . 14
          (e)  Phase IV Surveillance; Marketing Trials . . . . . . . . . . . 14

ARTICLE 5 ROYALTY AND MILESTONE PAYMENTS TO MBI. . . . . . . . . . . . . . . 15
     5.1  License Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.2  Milestone Payments . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.3  Earned Royalties . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.4  Purchase Price for Licensed Products . . . . . . . . . . . . . . . 17
     5.5  Annual Minimum Royalties       ***     . . . . . . . . . . . . . . 17
     5.6  Funding of MBI Development Costs . . . . . . . . . . . . . . . . . 18
     5.7  Repayment of MBI Development Costs; Use of Chugai Data . . . . . . 18
     5.8  Records and Audit. . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE 6 PROCEDURE FOR PAYMENTS; RECORDS; AUDIT . . . . . . . . . . . . . . 19
     6.1  Manner and Place of Payment. . . . . . . . . . . . . . . . . . . . 19

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     6.2  Records and Audit. . . . . . . . . . . . . . . . . . . . . . . . . 20


















*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     6.3  Withholding Taxes. . . . . . . . . . . . . . . . . . . . . . . . . 20
     6.4  Product Bundling . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 7 MANUFACTURE AND SUPPLY OF LICENSED PRODUCTS. . . . . . . . . . . . 21
     7.1  Manufacture and Supply of Licensed Products. . . . . . . . . . . . 21
     7.2  Orders for Clinical Supplies . . . . . . . . . . . . . . . . . . . 22
     7.3  Delivery of Clinical Supplies. . . . . . . . . . . . . . . . . . . 22
     7.4  NO WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 8 MARKETING AUTHORIZATIONS; OTHER REGULATORY COMPLIANCE ISSUES . . . 22
     8.1  Supply of Data . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     8.2  Obtaining Marketing Authorizations . . . . . . . . . . . . . . . . 23
     8.3  Marketing Authorization Holder . . . . . . . . . . . . . . . . . . 23
     8.4  Marketing Authorizations and Pre-Marketing Expenses. . . . . . . . 23
     8.5  Provision of Regulatory Filings. . . . . . . . . . . . . . . . . . 23
     8.6  Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     8.7  Adverse Reaction Reporting . . . . . . . . . . . . . . . . . . . . 23
     8.8  Post-First Commercial Sale Testing and Reporting . . . . . . . . . 24
     8.9  Product Recall . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     8.10 Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 9 CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . 25
     9.1  Nondisclosure Obligations. . . . . . . . . . . . . . . . . . . . . 25
     9.2  Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     9.3  Authorized Disclosure. . . . . . . . . . . . . . . . . . . . . . . 25
     9.4  Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE 10 INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . 26
     10.1 Ownership of Intellectual Property . . . . . . . . . . . . . . . . 26
     10.2 Validity and Infringement of MBI Patents and Chugai Patents. . . . 26
     10.3 Infringement of Third Party Patents. . . . . . . . . . . . . . . . 27

     10.4 Responsibility for Patents and Trademarks . . . . . . . . . . . . .29

ARTICLE 11 TERM AND TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . 30
     11.1 Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     11.2 Effect of Failure to Conduct Obligations . . . . . . . . . . . . . 30
     11.3 Termination for Default. . . . . . . . . . . . . . . . . . . . . . 32
     11.4 Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . 32
          (a)  Termination by MBI. . . . . . . . . . . . . . . . . . . . . . 32
          (b)  Termination by Chugai . . . . . . . . . . . . . . . . . . . . 33
          (c)  Discontinuance of Development by Chugai . . . . . . . . . . . 34
     11.5 Surviving Obligations. . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE 12 INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     12.1 Indemnification by MBI . . . . . . . . . . . . . . . . . . . . . . 35
     12.2 Indemnification by Chugai. . . . . . . . . . . . . . . . . . . . . 35
     12.3 Indemnification Procedures . . . . . . . . . . . . . . . . . . . . 35
     12.4 Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.5 LIMITED LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 13 REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . 36
     13.1 Representation and Warranties of MBI . . . . . . . . . . . . . . . 36
          (a)  Corporate Power . . . . . . . . . . . . . . . . . . . . . . . 36
          (b)  Due Authorization . . . . . . . . . . . . . . . . . . . . . . 36
          (c)  Binding Agreement . . . . . . . . . . . . . . . . . . . . . . 36
          (d)  Documents Filed with FDA. . . . . . . . . . . . . . . . . . . 36
     13.2 Representations and Warranties of Chugai . . . . . . . . . . . . . 37
          (a)  Corporate Power . . . . . . . . . . . . . . . . . . . . . . . 37
          (b)  Due Authorization . . . . . . . . . . . . . . . . . . . . . . 37
          (c)  Binding Agreement . . . . . . . . . . . . . . . . . . . . . . 37
          (d)  No Transfers of Marketing Authorizations. . . . . . . . . . . 37
     13.3 WARRANTY DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE 14 ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     14.1 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     14.2 Benefits and Binding Nature of Agreement . . . . . . . . . . . . . 37
     14.3 Prohibited Assignment Null and Void. . . . . . . . . . . . . . . . 38

ARTICLE 15 DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . 38
     15.1 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     15.2 Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 16 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     16.1  Export Law Compliance. . . . . . . . . . . . . . . . . . . . . . .39
     16.2  Foreign Corrupt Practices Act. . . . . . . . . . . . . . . . . . .39
     16.3  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .39
     16.4  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .39
     16.5  No Other Terms and Conditions. . . . . . . . . . . . . . . . . . .39
     16.6  Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . .40
     16.7  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     16.8  English Language; Governing Law. . . . . . . . . . . . . . . . . .40
     16.9  Late Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .41
     16.10 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     16.11 Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . 41
     16.12 Independent Contractors . . . . . . . . . . . . . . . . . . . . . 41
     16.13 Captions and Section References . . . . . . . . . . . . . . . . . 41
     16.14 References to Dollars . . . . . . . . . . . . . . . . . . . . . . 41
     16.15 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     16.16 Press Releases. . . .. . . . . . . . . . . . . . . . . . . . . . .41

                             SCHEDULE OF EXHIBITS

     EXHIBIT        DESCRIPTION

     Exhibit 1.23   FS069
     Exhibit 1.34   MBI Patents
     Exhibit 1.40   ORALEX -Registered Trademark
     Exhibit 1.45   ***
     Exhibit 3.6(a) ORALEX -Registered Trademark and FS069
                     Development Program


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                COOPERATIVE DEVELOPMENT AND MARKETING AGREEMENT


     THIS COOPERATIVE DEVELOPMENT AND MARKETING AGREEMENT (the "Agreement") is made effective as of March 31, 1998 (the "Effective Date"), by and between MOLECULAR BIOSYSTEMS, INC., a Delaware corporation ("MBI"), having a principal place of business at 10030 Barnes Canyon Road, San Diego, CA 92121-2789, USA, and CHUGAI PHARMACEUTICAL CO., LTD., a Japanese corporation ("Chugai"), having a principal place of business at 2-1-9, Kyobashi, Chuo-ku, Tokyo 104-8301, Japan.

                                   RECITALS

     A. MBI is engaged in the business of developing and commercializing contrast agents for ultrasound and computed tomography.

     B. Chugai desires to develop and commercialize certain of those ultrasound contrast agents, specifically FS069, *** and ORALEX-Registered Trademark- (as defined below), in the Territory (as defined below), and to purchase $8.3 million of MBI Common Stock pursuant to the Common Stock Purchase Agreement between the parties and dated as of the date hereof.

     C. MBI and Chugai now desire that MBI grants to Chugai certain rights and Chugai undertakes certain obligations relating to the contrast agents in the Territory on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises and the covenants set forth below, the parties hereby agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

     As used herein, the following terms shall have the following meanings:

1.1 "ADDITIONAL IMAGING PRODUCTS" shall mean any ultrasound imaging agent owned and developed by MBI during the Term, but only to the extent of its application in the Field, other than a Licensed Product. Notwithstanding the foregoing, Additional Imaging Products shall not include any products that MBI does not have the right to license to Chugai because of any patent, trademark or other intellectual property rights of Third Parties.

1.2 "AFFILIATE" shall mean, with respect to each party, any entity directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the Term; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.3 "APPLICABLE LAWS" shall mean all applicable laws, rules, regulations and guidelines within or without the Territory that may apply to the development, manufacturing, marketing or sale of the Licensed Products in the Territory or the performance of either party's obligations under this Agreement, including laws, regulations and guidelines governing the import, export, development, manufacture, marketing, distribution and sale of the Licensed Products in the Territory and the United States, to the extent applicable, and including all Good Manufacturing Practices or Good Clinical Practices standards or guidelines promulgated by the FDA or the Competent Authorities and including trade association guidelines, where applicable, as well as U.S. export control laws and the U.S. Foreign Corrupt Practices Act ("FCPA").

1.4 "CALENDAR QUARTER" shall mean a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

1.5 "CHANGE IN CONTROL" shall mean, with respect to each party, (i) a merger or consolidation in which the party is not the surviving corporation or company; or
(ii) any transaction in which any "person" (within the meaning of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the party representing 50% plus one vote or more of the combined voting power of such party's then-outstanding securities; or (iii) a sale of substantially all of the party's assets.

1.6 "CHUGAI DEVELOPMENT PROGRAM" shall mean the preclinical, clinical and process development programs to be conducted by Chugai in the Territory for each of the Licensed Products.

1.7 "CHUGAI IMPROVEMENTS" shall mean any improvement or modification of or relating to the MBI Technology, the Chugai Technology, the MBI Patents, the Chugai Patents or the MBI Improvements made during the Term by either (i) Chugai or any of its Affiliates or (ii) a Third Party for Chugai or any of its Affiliates (to the extent that Chugai or its Affiliates have rights to sublicense to MBI such improvement or modification or related technology).

1.8 "CHUGAI PATENTS" shall mean all patents (including, without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof) and all patent applications (including, without limitation, all provisional applications, divisions, continuations and continuations-in-part) owned or in-licensed (with a right to sublicense) by Chugai or any of its Affiliates during the Term that contain claims that are based upon or relate to any of the Chugai Technology or the Chugai Improvements.

1.9 "CHUGAI TECHNOLOGY" shall mean, to the extent owned or in-licensed (with a right to sublicense) by Chugai during the Term and necessary or useful to develop, manufacture, use, sell or distribute the Licensed Products, the following: all technology, technical information, inventions (whether or not patentable), know-how, procedures, methods, designs and data, including, without limitation, concepts, discoveries, works of expression, derivative works, specifications, processes, techniques, plans, drawings, and all other scientific or technical information or materials, in whatever form, and all patent, copyright, trademark and trade secret rights.

1.10 "COMMENCEMENT" shall mean, with respect to a clinical trial, the date upon which the first patient is enrolled in the clinical trial.

1.11 "COMPETENT AUTHORITIES" shall mean the governmental entities in the Territory responsible for the regulation of the Licensed Products, including, without limitation, the MHW.

1.12 "COMPETITIVE PRODUCTS" shall mean any product intended for use or used in connection with the Field other than any Licensed Product and any Additional Imaging Product to which Chugai obtains rights under Section 2.2.

1.13 "CONFIDENTIAL INFORMATION" shall mean, subject to the exceptions set forth in Section 9.2, any information received by one party from the other party pertaining to the MBI Technology, Chugai Technology, MBI Patents, Chugai Patents or the Improvements, any know-how, data, process, technique, or formula relating to the Licensed Products, or the Improvements, any research project or work in process, and any development, scientific, engineering, manufacturing, marketing, business, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

1.14 "END USER" shall mean the entity that purchases a Licensed Product for use for its intended purpose and not for resale or other redistribution.

1.15 "EUROPEAN COUNTRIES" shall mean all member countries of the European Union.

1.16 "EXECUTIVE COMMITTEE" shall mean the committee established pursuant to
Section 3.1.

1.17 "FDA" shall mean the United States Food and Drug Administration, or any successor agency thereto.

1.18 "FD&C ACT" shall mean the United States Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time.

1.19 "FIELD" shall mean any  *** .

1.20 "FIRST COMMERCIAL SALE" shall mean, (i) with respect to each country in the Territory, the first sale in or into such country by Chugai, one of its Affiliates or sublicensees, or one of its or their distributors after receipt of Marketing Authorization of any Licensed Product to any end user for commercial use, and (ii) with respect to the Territory, the first sale in the Territory by Chugai, one of its Affiliates or sublicensees, or one of its or their distributors after receipt of Marketing Authorization of any Licensed Product to any end user for commercial use.

1.21 "FISCAL YEAR" shall mean the period from April 1 through March 31.

1.22 "FORCE MAJEURE" shall mean any act or occurrence beyond the reasonable control of a party that prevents its performance of any covenant or obligation under this Agreement including

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

without limitation: (i) lightning, storms, earthquakes, landslides, flood, washouts or other acts of God; (ii) fires, explosions or breakage of or accidents to plant, machinery, equipment or storage; (iii) shortage of necessary labor, strikes, lockouts or other labor disturbances that could not reasonably have been foreseen or, even if reasonably foreseeable, could not have been avoided through reasonable efforts; (iv) civil disturbances, sabotage, war, blockades, insurrections, vandalism, riots, or epidemics; (v) acts of any military authority; and (vi) unavailability of utilities or transportation.

1.23 "FS069" shall mean that imaging contrast agent developed by MBI known as FS069, but only in the formulation described in Exhibit 1.23, and covered by one or more of the MBI Patents or the Chugai Patents. FS069 includes any modified or improved product to the extent that the product meets the specifications described in Exhibit 1.23.

1.24 "IMPROVEMENTS" shall mean the Chugai Improvements and the MBI Improvements.

1.25 "IND" shall mean, with respect to any formulation or indication of any Licensed Product, a proposal through which Chugai, its Affiliates or sublicensees obtain the appropriate regulatory agency's permission to begin testing a drug in human subjects in any country in the Territory, which proposal is reasonably functionally equivalent to the Investigational New Drug Application filed with the FDA for clinical testing of new drugs.

1.26 "INITIAL TARGETED INDICATIONS" shall mean (i) in the case of FS069, *** ; and (ii) in the case of ORALEX-Registered Trademark-, ***.

1.27 "LICENSED PRODUCTS" shall mean ORALEX-Registered Trademark-, FS069 and ***.

1.28 "LICENSEE" shall mean any Third Party to which MBI has granted or may in the future grant any rights to any of the Licensed Products outside the Territory.

1.29 "  ***  " shall mean the classification of  ***  according to  ***.

1.30 "MARKETING AUTHORIZATION" shall mean all necessary or appropriate approvals, including, without limitation, Pricing and Reimbursement Approvals, where applicable, to put a Licensed Product on the market in a particular country in the Territory.

1.31 "MBI DEVELOPMENT COSTS" shall mean MBI's *** incurred in conducting the MBI Development Program with respect to *** , including, without limitation, third party contract expenditures, costs of labor (including, without limitation, taxes, benefits and an appropriate allocation of supporting overhead), employee expenses, costs of materials and supplies, and any other ***.

1.32 "MBI DEVELOPMENT PROGRAM" shall mean the development program for *** to be conducted by MBI as proposed by MBI and approved by Chugai.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.33 "MBI IMPROVEMENTS" shall mean any improvement or modification of or relating to the MBI Technology, the Chugai Technology, the MBI Patents, the Chugai Patents or the Chugai Improvements made during the Term by either (i) MBI or (ii) a Third Party for MBI (to the extent that MBI has rights to sublicense to Chugai such improvement or modification or related technology).

1.34 "MBI PATENTS" shall mean the patents listed in Exhibit 1.34 attached hereto and made a part hereof (including, without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof) and all other patents (including, without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof) and all patent applications (including, without limitation, all provisional applications, divisions, continuations and continuations-in-part) owned or in-licensed (with a right to sublicense) by MBI during the Term that contain claims that are based upon or relate to any of the MBI Technology or the MBI Improvements.

1.35 "MBI TECHNOLOGY" shall mean, to the extent owned or in-licensed (with a right to sublicense) by MBI during the Term and necessary or useful to develop, manufacture, use, sell or distribute the Licensed Products, the following: all technology, technical information, inventions (whether or not patentable), know-how, procedures, methods, designs and data, including, without limitation, concepts, discoveries, works of expression, derivative works, specifications, processes, techniques, plans, drawings, and all other scientific or technical information or materials, in whatever form, and all patent, copyright, trademark and trade secret rights related to the Licensed Products.

1.36 "MHW" shall mean the Japanese Ministry of Health and Welfare or any successor Japanese governmental agency with responsibility for the regulation of Licensed Products.

1.37 "  ***  " shall mean  ***  that evaluates  ***  ***.

1.38 "NDA" shall mean, with respect to any formulation or indication of any Licensed Product, an application for the distribution and sale of the Licensed Product submitted to the appropriate regulatory agency in any country in the Territory, which application is reasonably functionally equivalent to the New Drug Application filed with the FDA for the approval of new drugs.

1.39 "NET SALES" shall mean (a) with respect to the sale or transfer of Licensed Product in Japan, the gross amount invoiced by Chugai or its Affiliates, or if Chugai or any of its Affiliates sells or transfers any Licensed Product to a sublicensee or distributor (which Licensed Product is later sold by the sublicensee or distributor for a gross invoiced amount greater than the gross amount invoiced by Chugai or its Affiliate to the sublicensee or distributor), the gross amount invoiced by the sublicensee or distributor, and (b) with respect to the sale or transfer of Licensed Product in any country other than Japan, the gross amount invoiced by Chugai's sublicensees or distributors, or if Chugai or its Affiliates sell or transfer any Licensed Product to an entity other than a sublicensee or distributor in any country other than Japan, the gross amount invoiced by


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Chugai or its Affiliates, less in each case to the extent applicable (i)
trade, quantity and cash discounts actually given, in amounts customary in the trade, (ii) credits actually given or made on account of rejections or returns, (iii) consumption tax or any corresponding taxes levied on Chugai's sublicensees or distributors in Korea or Taiwan and (iv) rebates actually given and transportation and insurance charges actually paid by Chugai or an Affiliate on account of sales of Licensed Products by them in Japan or by Chugai's sublicensees or distributors on account of sales of Licensed Products to Third Parties in Korea and Taiwan. Notwithstanding the foregoing deductions, in no event will Net Sales in any country in the Territory be less than *** in the applicable country during the Calendar Quarter prior to the Calendar Quarter for which Net Sales are determined (the "Minimum Amount"). In addition, both parties will discuss in good faith any adjustments to the Minimum Amount *** requested by Chugai after Chugai finishes investigating the market for each of the Licensed Products in each such country. With respect to each country in the Territory, if either party can demonstrate that the reasonable and customary aggregate deduction from the gross invoiced amount for the distribution of other imaging products by a similarly situated entity in such country is greater or less than *** , the Minimum Amount shall be adjusted to equal such reasonable and customary aggregate deduction subject to a limit of no more than *** and no less than
  ***. The Minimum Amount shall be subject to adjustment in each country in the Territory not more frequently than *** every Fiscal Year. Any dispute between the parties regarding a proposed adjustment to the Minimum Amount shall be resolved by arbitration conducted in accordance with the provisions of Section 15.1.

1.40 "ORALEX-REGISTERED TRADEMARK-" shall mean that imaging contrast agent developed by MBI known as ORALEX-Registered Trademark-, but only in the formulation described in Exhibit 1.40, and covered by one or more of the MBI Patents or the Chugai Patents. ORALEX-Registered Trademark- includes any modified or improved product to the extent that the product meets the specifications described in Exhibit 1.40.

1.41 "PHASE III CLINICAL TRIAL" shall mean, with respect to a particular clinical trial, a large scale human clinical trial conducted by or on behalf of Chugai or any of its Affiliates or sublicensees, the purpose of which is to generate data concerning the safety and efficacy of any Licensed Product
for the   ***  for which it is being studied to support any application for
Marketing Authorization for the Licensed Product in any country in the Territory.

1.42 "PRICING AND REIMBURSEMENT APPROVALS" shall mean any pricing and reimbursement approvals that must be obtained before placing a Licensed Product on the market in any country in the Territory.

1.43 "PRODUCT UNITS" shall mean, with respect to each Licensed Product, the individual containers that hold the Licensed Product. MBI shall determine, after consultation with Chugai, the size and other aspects relating to containers for Licensed Products.

1.44 "  ***  " shall mean  ***.

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1.45 "  ***  " shall mean a   ***  , but only in the formulation described in
Exhibit 1.45.  ***   includes any  ***   product to the extent the product
meets the formulation described in Exhibit 1.45.

1.46 "RECORDS" shall mean complete and accurate records showing clearly all transactions which are relevant to any sales, costs, expenses and payments under this Agreement kept in a manner consistent with all other similar records maintained by the party and in a manner that will facilitate a review of the records by the other party.

1.47 "RIGHTS" shall mean the rights to develop, manufacture or sell any Additional Imaging Product in the Territory.

1.48 "SOP" shall mean Chugai's standard operating procedure for identifying and reporting adverse drug experiences in compliance with Applicable Laws.

1.49 "TASK FORCE" shall mean the task force established pursuant to Section 3.2.

1.50 "TERM" shall mean the term of this Agreement as determined pursuant to
Section 11.1.

1.51 "TERRITORY" shall mean the following countries: Japan, Taiwan and South Korea.

1.52 "THIRD PARTY" shall mean any entity or person other than MBI and its Affiliates and Chugai and its Affiliates.

                                  ARTICLE 2
                               GRANT OF RIGHTS

2.1  LICENSE GRANTS.

     (a) LICENSED PRODUCTS. Subject to the terms and conditions of this Agreement, MBI hereby grants to Chugai, and Chugai hereby accepts: (i) an exclusive license under the MBI Technology, the MBI Patents and the MBI Improvements to sell and distribute Licensed Products during the Term solely within the Territory and solely for use in the Field; (ii) an exclusive license under the MBI Technology, the MBI Patents and the MBI Improvements to develop or have developed the Licensed Products during the Term solely within the Territory and solely for use in the Field and only to the extent specifically permitted pursuant to Article 3 of this Agreement; and (iii) an exclusive license under the MBI Technology, the MBI Patents and the MBI Improvements to make and have made the Licensed Products during the Term solely within the Territory and solely for use in the Field and only to the extent specifically permitted pursuant to Article 7 of this Agreement. Notwithstanding the foregoing grant to Chugai of exclusive licenses to the MBI Technology, the MBI Patents and the MBI Improvements solely within the Territory and solely for use in the Field, MBI retains and shall have all rights to all applications of the MBI Technology, the MBI Patents and the MBI Improvements, both outside the Territory and inside the Territory but outside the Field. Chugai shall have the right to sublicense the rights granted in this Section 2.1 only

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to one or more of its Affiliates or Third Parties in the Territory, provided that Chugai, prior to granting any sublicense (i) gives MBI advance notice of the






















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sublicense and obtains MBI's prior written approval of the terms of the sublicense and identity of the sublicensee, which approval shall not be unreasonably withheld, (ii) retains control over that portion of the Chugai Development Program that the Affiliate or Third Party is performing, and
(iii) remains responsible for the Affiliate's or the Third Party's compliance with all obligations under this Agreement. Chugai shall cause each of its Affiliates, sublicensees and distributors to comply with Chugai's obligations under this Agreement. MBI agrees to inform Chugai in writing, within a reasonable time period, of the development of any MBI Improvements, the issuance of any MBI Patents and the development of any MBI Technology licensed to Chugai pursuant to this Section 2.1(a).

     (b) CHUGAI IMPROVEMENTS, PATENTS AND TECHNOLOGY. Chugai hereby grants to MBI, and MBI hereby accepts, a perpetual license, with the right to sublicense, under the Chugai Improvements, the Chugai Patents and the Chugai Technology to develop, have developed, manufacture, have manufactured, use, sell, have sold and distribute the Licensed Products, all other products solely to the extent that they represent a modification or improvement of or relate to any of the Licensed Products, and all *** (including, without limitation, all *** that are not solely improvements or modifications of ***). The foregoing license shall be non-exclusive in the Territory and exclusive in all countries of the world outside the Territory. The foregoing
license shall also be royalty free (i)    ***   with respect to  ***, all
other products solely to the extent that they represent a modification or
improvement of or relate to  ***, and all   ***   (including, without
limitation,  ***   that are not solely improvements or modifications of  ***)
and (ii) for a period of *** from the Effective Date or, if earlier, the date this Agreement is terminated by Chugai pursuant to Section 11.4(b), with respect to ORALEX-Registered Trademark-, FS069 and all other products solely to the extent that they represent a modification or improvement of or relate to ORALEX-Registered Trademark- or FS069. Beginning on the first day of the
***   after the Effective Date, or, if earlier, the first day after the date this Agreement is terminated by Chugai pursuant to Section 11.4(b), MBI shall pay to Chugai a *** for sales of ORALEX-Registered Trademark-, FS069 and all other products solely to the extent that they represent a modification or improvement of or relate to ORALEX-Registered Trademark- or FS069, but only in the event that any of the Chugai Improvements, the Chugai Patents or the Chugai Technology licensed to MBI pursuant to this Section 2.1(b) are used by MBI in the manufacture, sale or distribution of ORALEX-Registered Trademark-,
FS069 or such other products.  In the event that the parties   ***   by
arbitration pursuant to Article 15. MBI shall give Chugai written notice identifying each Third Party to which MBI may sublicense any rights under this Section 2.1(b) prior to granting the sublicense. Chugai agrees to promptly inform MBI in writing, within a reasonable time period, of the development of any Chugai Improvements, the issuance of any Chugai Patents and the development of any Chugai Technology licensed to MBI pursuant to this
Section 2.1(b).

2.2 ADDITIONAL IMAGING PRODUCTS. During the Term, MBI shall periodically, including, but not limited to, at the meetings of the Task Force, provide Chugai with information on any Additional Imaging Product and, prior to granting any Rights for use in the field to any Third Parties in the Territory with respect to any Additional Imaging Product, MBI shall notify Chugai in writing of MBI's desire to offer such Rights to one or more Third Parties in the Territory (the

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"Offer Notice").  Any such Offer Notice provided by MBI to Chugai shall include an identification of the Additional Imaging Products, ***. Within *** after the receipt of the Offer Notice, Chugai shall inform MBI in writing of whether Chugai has an interest in the Additional Imaging Product. If Chugai informs MBI that it has no interest in the Additional Imaging Product, or if Chugai and MBI fail to execute a definitive agreement relating
to such Additional Imaging Product with respect to the Territory within   ***
after Chugai's receipt of the Offer Notice, then MBI may grant Rights with respect to such Additional Imaging Product to one or more Third Parties for
use in the Field in the Territory,   ***.  All information disclosed by MBI
pursuant to this Section 2.2 shall be deemed to be Confidential Information subject to the restrictions contained in Article 9.

2.3 COVENANT NOT TO MARKET OR SELL COMPETITIVE PRODUCTS. Chugai hereby covenants not to manufacture (except for internal development), market, sell or distribute, either directly or through any Affiliate or Third Party, or to grant any rights (whether by license, transfer or otherwise) to any Affiliate or Third Party to develop, manufacture (except to Affiliates in connection with internal development by Chugai), market, sell or distribute, any Competitive Product in the Territory during the Term.

                                   ARTICLE 3
                       DEVELOPMENT OF LICENSED PRODUCTS

3.1 EXECUTIVE COMMITTEE. The Executive Committee shall be comprised of six (6) members, with three (3) appointed by MBI and three (3) appointed by Chugai. Within one (1) week after the date of execution of this Agreement, both parties will notify the other party in writing of their members of the Executive Committee. The purpose of the Executive Committee shall be to discuss major strategic issues related to the development and commercialization of the Licensed Products. All actions of the Executive Committee shall be governed by the terms of this Agreement. Either party may change its representative(s) on the Executive Committee at any time by prior written notice to the other party. The Executive Committee shall meet at least once in each Fiscal Year, and at any other times either party thinks necessary to meet, at such times and places as are agreed to by MBI and Chugai, alternating between San Diego, California, and Tokyo, Japan, or such other locations as the members of the Executive Committee shall agree. Meetings of the Executive Committee may be attended by such other directors, officers and employees of each party as such party deems appropriate, and by such consultants and non-employee agents of each party as the members of the Executive Committee may from time to time agree. The party hosting the meeting of the Executive Committee shall prepare and deliver to the other party
(i) twenty (20) days prior to the date of the meeting, the agenda for the meeting

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and (ii) within twenty (20) days after the date of the meeting, minutes of the meeting that set forth all discussions of the Executive Committee at the meeting.

3.2 TASK FORCE. Promptly after the Effective Date, MBI and Chugai shall establish the Task Force. The purpose of the Task Force will be to discuss day-to-day issues related to the collaboration, including the progress of each party in its development of the Licensed Products, the transfer of technology related to the Licensed Products from one party to the other, developments in each party's efforts to obtain Marketing Authorizations for each of the Licensed Products, the initial pricing of the Licensed Products and any significant changes to the initial pricing, the marketing, sales and distribution plans for each of the Licensed Products, and any other issues either party presents to the Task Force. Either party may change its representatives on the Task Force at any time upon notice to the other party.
 The Task Force shall meet (a) at least once every six (6) months prior to the commercial launch of all of the Licensed Products in Japan, (b) at such times as the parties may agree after the commercial launch of all of the Licensed Products in Japan and (c) and at any other time either party thinks necessary to meet, at such times and places as are agreed to by MBI and Chugai, alternating between San Diego, California, and Tokyo, Japan, or such other locations as the members of the Task Force shall agree. Meetings of the Task Force may be attended by such other directors, officers and employees of each party as such party deems necessary, and by such consultants and non-employee agents of each party as the members of the Task Force may from time to time agree. In addition, the party hosting the meeting of the Task Force shall prepare and deliver to the other party (i) at a reasonable time in advance of the meeting, the agenda for the meeting and
(ii) within a reasonable time after the date of the meeting, minutes of the meeting that set forth all discussions of the Task Force at the meeting. Minutes shall be deemed approved unless any member of the Task Force objects to the accuracy of such minutes in writing to the other party within ten (10) business days of receipt. Any dispute arising from the Task Force shall be presented to the Executive Committee for resolution.

3.3  CHUGAI DEVELOPMENT EFFORTS.  Chugai shall at its own expense use   ***
(i) to carry out the Chugai Development Program for each Licensed Product, including without limitation, in the case of FS069, preclinical, clinical and
process development programs for   ***; and (ii) to obtain Marketing
Authorization as soon as practicable for each Licensed Product in each country in the Territory. Chugai shall be solely responsible for the conduct of all phases of the Chugai Development Program for each Licensed Product, including but not limited to clinical trials specified therein. Chugai shall provide, at the meetings of the Task Force, regular updates on the progress of the Chugai Development Program for each Licensed Product and shall consult with MBI before making any changes to the Chugai Development Program for any
of the Licensed Products.  At Chugai's request, MBI shall   ***.  All
information disclosed by MBI   ***  shall be deemed to be Confidential
Information subject to the restrictions contained in Article 9. Subject to the first sentence of this Section 3.3, MBI acknowledges and agrees that Chugai shall have the right to modify or discontinue the Chugai Development Program for each Licensed

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Product   ***

3.4 FILING FOR MARKETING APPROVAL FOR FS069. In addition to Chugai's obligation to use *** to develop FS069 as set forth in Section 3.3,
Chugai shall file in Japan an application for Marketing Authorization with the Competent Authorities for FS069 for ***. In the event that Chugai
has not filed   ***  prior to the end of the  ***, Chugai may obtain a  ***
of the deadline to file   ***   not filed prior to such date by paying to
MBI  ***   prior to the end of the  ***. If  ***  filed with the Competent
Authorities prior to the end of the  ***, the payment made by Chugai pursuant to the end of the  ***  shall be credited to Chugai's milestone
obligations under Section 5.2.  If   ***   are not filed prior
to the end of the   ***, then MBI shall have the option as set forth in
Section 11.2 to convert the license granted to Chugai pursuant to Section
2.1(a) with respect to FS069 to a non-exclusive license.  The above   ***
deadlines shall   ***   be extended in the event that (i) the issuance of an
injunction by a court of competent jurisdiction prohibits Chugai from continuing the development of FS069 as a result of the infringement of FS069 on one or more patents held by Third Parties or (ii) Chugai's failure to file in Japan an application for Marketing Authorization with the Competent
Authorities for FS069 for   ***   is primarily the result of MBI's breach of
its obligations under this Agreement.  The length of the extension of the
  ***   deadlines shall be day for day based on the length of the delay resulting from items (i) or (ii) above.  In addition, in the event that
Chugai's filing of   ***  for Marketing Authorization required by this
Section 3.4 is substantially delayed compared to the timing of filings by similarly situated companies in Japan as a result of irregularities in regulatory actions by the Competent Authorities, then Chugai will provide a detailed explanation of the events to MBI and both parties will discuss the reasons for the delay in good faith.

3.5 DISCONTINUANCE OF CHUGAI'S DEVELOPMENT EFFORTS. Chugai shall be entitled, ***, to discontinue the Chugai Development Program at any time with respect to one or more of the Licensed Products. In the event that Chugai *** discontinue the Chugai Development Program with respect to any Licensed Product, (a) Chugai shall notify MBI promptly in writing of its decision, (b) all licenses granted to Chugai with respect to the Licensed Product shall terminate immediately, (c) all rights to the Licensed Product shall revert immediately to MBI, (d) Chugai shall pay to MBI, concurrently with the notice described in (a) above, all then-unpaid license fees described in Section 5.1, whether then due or not, and (e) Chugai shall comply with the provisions of Section 11.4.

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3.6  MBI'S DEVELOPMENT EFFORTS.

     (a) MBI shall, either itself or through its Licensees and at no expense to Chugai, use *** to conduct a development program in the United States relating to the use of ORALEX-Registered Trademark- and FS069 for the Initial Targeted Indications and for other future ***. A description of the clinical studies MBI currently expects to conduct as its development program for ORALEX-Registered Trademark- and FS069 are set forth on Exhibit 3.6(a), attached hereto and made a part hereof. Chugai acknowledges and agrees that the description of the clinical studies set forth on Exhibit 3.6(a) represents the types of studies that MBI presently anticipates it will conduct and that the clinical studies described on Exhibit 3.6(a) shall be subject to modification or discontinuance at any time by MBI in its sole discretion as it deems appropriate (after consulting with and providing *** to Chugai). MBI will ***. MBI shall provide, at the meeting of the Task Force, regular updates on the progress of the development program. All information disclosed to Chugai pursuant to this Section 3.6(a) shall be deemed to be Confidential Information subject to the restrictions contained in Article 9.

     (b)  MBI shall use  ***  to conduct the MBI Development Program with
respect to   ***.  The goal of the MBI Development Program is to  ***.
Chugai acknowledges and agrees that the  ***   to be conducted by MBI as the
MBI Development Program shall be subject to ***. MBI shall provide, at the meeting of the Task Force, regular updates of the MBI Development Program. Chugai shall reimburse MBI for all MBI Development Costs with respect to
  ***  as set forth in Section 5.6 below.

     (c) MBI shall make all decisions in its sole discretion with respect to the development of the Licensed Products outside the Territory and shall make a presentation at least once each Fiscal Year at a meeting of the Executive Committee regarding its development of the Licensed Products outside the Territory.

3.7 COORDINATION AMONG LICENSEES. MBI shall use reasonable efforts (a) to provide Chugai with any information obtained by MBI from any Licensee regarding any adverse reaction involving a Licensed Product, subject to any limits on MBI's ability to share such material information with Chugai contained in any agreement between MBI and any such Licensee, and (b) to provide Chugai with any publicly available, non-confidential promotional data and materials developed by any Licensee. Chugai agrees that is shall not, nor shall it permit any of its Affiliates, sublicensees or distributors to, contact any such Licensee or participate in any oral or written discussions or meetings with any such Licensee without first notifying MBI and enabling MBI to participate in all such discussions and to be present at all such meetings.

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3.8  PUBLICATIONS.  In the event Chugai proposes to publish or publicly present the results of its development activities with respect to any MBI Technology, MBI Improvements or MBI Patents, or if MBI proposes to publish or publicly present the results of its development activities with respect to any Chugai Technology, Chugai Improvements or Chugai Patents (in either case, the "Results"), Chugai or MBI, as the case may be (the "Publishing Party") shall submit to the other party (the "Published Party") for comment a draft of any proposed manuscript, abstract or speech regarding the Results at least
  ***   prior to submission for publication or oral presentation.  The
Published Party shall notify the Publishing Party in writing within   ***
after receipt of such draft whether such draft contains Confidential Information of the Published Party, or information that if published or publicly presented would have an adverse effect on a patent application filed or to be filed by the Published Party ("Adverse Patent Information"). The Publishing Party shall not publish or publicly present any Confidential Information of the Published Party, and the Publishing Party shall delay the publication or public presentation of any Adverse Patent Information for the period of time requested by the Published Party, which shall be the period of time determined by the Published Party to be sufficient to enable it to file all patent applications it desires to file. The Publishing Party shall cause its Affiliates, sublicensees, distributors and Third Party as the case may be, to comply with the requirements of this Section 3.8 with respect to any of their proposed publications.

                                  ARTICLE 4
                              COMMERCIALIZATION

4.1 PRODUCT LAUNCH. Chugai shall initiate distribution and marketing of each Licensed Product in each country in the Territory upon receipt of Marketing Authorization required in such country and shall ensure that the First Commercial Sale of each Licensed Product occurs in each country in the
Territory (i) no later than   ***   after receipt of all Pricing and
Reimbursement Approvals required by the country for such Licensed Product or
(ii) if no Pricing and Reimbursement Approvals are required in any country in
the Territory, no later than   ***   after receipt of Marketing Authorization
required in such country for such Licensed Product. In the event that, at the time Chugai receives all Pricing and Reimbursement Approvals or Marketing Authorizations required in any country in the Territory for any Licensed
Product,   ***, then the parties will in good faith   ***  the First
Commercial Sale of the Licensed Product   ***.

4.2  PROMOTION AND MARKETING OBLIGATIONS.

     (a)  MARKETING EFFORTS.  Chugai agrees to use   ***   to promote the
sale, marketing and distribution of each of the Licensed Products in each
country in the Territory,   ***.  Chugai shall promptly advise MBI of any
material issues that adversely affect Chugai's ability to market the Licensed
Products in the Territory including, but not limited to,   ***.  In such
event, Chugai and MBI shall discuss in good faith   ***   provided

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

that neither party shall have any liability hereunder in the event   ***.

     (b) GENERAL CONDUCT. Chugai hereby covenants that it will not promote, solicit or make sales of Licensed Products or advertise Licensed Products outside of the Territory. Chugai shall not, directly or indirectly, without the prior written authorization of MBI contact any Competent Authority outside the Territory regarding the Licensed Products. Chugai shall cause each of its Affiliates, sublicensees and distributors to comply with this Section 4.2(b). MBI hereby covenants that it will not promote, solicit or make sales of Licensed Products or advertise Licensed Products in the Territory during the Term, except to the extent permitted under Section 11.2 or 11.3. MBI shall not, directly or indirectly, without the prior written authorization of Chugai (which shall not be unreasonably withheld or delayed), contact any Competent Authority about the Licensed Products, except as required by Applicable Laws or as may be necessary or appropriate to carry out its obligations hereunder.

     (c) TRADEMARK(S). MBI shall have the right to select one or more trademark(s) for use in connection with the promotion, marketing and sale of each Licensed Product outside the Territory, which trademark(s) shall be
owned by MBI and   ***   Chugai is hereby granted an  *** license in the
Territory to use such trademark(s) solely for such purposes. Notwithstanding
the foregoing   ***.  Chugai shall have the right to select one or more
trademark(s) for use in connection with the promotion, marketing and sale of each Licensed Product in the Territory. Chugai shall consult with MBI prior to selecting any such trademark(s).

     (d)  SALES FORECASTS. No later than   ***   prior to the expected date
of First Commercial Sale of each Licensed Product and no later than   ***
prior to the start of each Fiscal Year thereafter, Chugai shall deliver to MBI, for review by MBI, a forecast of the number of the Product Units of the Licensed Product that Chugai expects it and its Affiliates, sublicensees and distributors to sell during each of the next Fiscal Year.

     (e) PHASE IV SURVEILLANCE; MARKETING TRIALS. Chugai shall be responsible for any Phase IV surveillance programs (or their functional equivalent) in the Territory for the Licensed Products, which shall be conducted in accordance with Applicable Laws. Chugai shall be responsible for the conduct of any marketing trials that it determines are necessary. All expenses incurred in the Territory pursuant to this Section 4.2(e) shall be borne by Chugai. Any interim data and results in written form of such surveillance programs and marketing trials shall be

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promptly provided to MBI in writing, and MBI  ***  shall have the right to incorporate, refer to and cross-reference such results and underlying data in any regulatory filing made by MBI *** outside the Territory or inside the Territory but outside the Field. Further, Chugai agrees that should Applicable Laws require that any such interim data and results from such programs and trials be prepared in written form, Chugai shall comply with such requirements and provide all such information in writing to MBI, Competent Authorities as required by Applicable Laws and any *** governmental agencies specified by MBI. MBI shall provide promptly to Chugai any interim data and results in written form from any Phase IV surveillance programs or marketing programs with respect to the Licensed Products that are conducted by MBI ***, and Chugai shall have the right to incorporate, refer to and cross-reference such results and underlying data in any regulatory filing made by Chugai, its Affiliates or its sublicensees in the Territory. MBI agrees that should Applicable Laws require that any such interim data and results from such programs and trials be prepared in written form, MBI shall comply with such requirements and provide all such information in writing to Chugai and Competent Authorities as required by Applicable Laws. Chugai shall not be responsible for any expenses incurred outside the Territory pursuant to this Section 4.2(e).

                                  ARTICLE 5
                    ROYALTY AND MILESTONE PAYMENTS TO MBI

5.1 LICENSE FEE. Chugai shall pay MBI a nonrefundable license fee of Fourteen Million Dollars ($14,000,000), of which *** shall be allocated to the license of FS069 and *** shall be allocated to the license of ORALEX-Registered Trademark-. *** of the total license fee has already been paid by Chugai. The remaining *** shall be payable at the times and in the amounts specified below:

     Date of Payment                    Payment Amount

          ***
                                              ***
          ***
                                              ***
          ***
                                              ***
          ***
                                              ***

          ***                                 ***

5.2 MILESTONE PAYMENTS. Chugai shall pay to MBI nonrefundable milestone payments (the "Milestone Payments") at the times and in the amounts specified below upon the occurrence of the corresponding events designated below:

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                                     -16-

          (a)   ***.  Within   ***   after the   ***   by or on behalf of
Chugai or any of its Affiliates or sublicensees   ***, Chugai shall pay to
MBI a Milestone Payment equal to   ***.

          (b)   ***.  Within   ***   after the   ***   by or on behalf of
Chugai or any of its Affiliates or sublicensees   ***, Chugai shall pay to
MBI a Milestone Payment equal to   ***.

          (c)   ***.  Within   ***   after the   ***   by or on behalf of
Chugai or any of its Affiliates or sublicensees  ***, Chugai shall pay to
MBI a Milestone Payment equal to   ***.

          (d)   ***.  Within   ***   after the   ***   by or on
behalf of Chugai or any of its Affiliates or sublicensees   ***, Chugai
shall pay to MBI a Milestone Payment equal to   ***.

          (e)   ***.  Within   ***   after the   ***   by Chugai or any of
its Affiliates or sublicensees   ***, Chugai shall pay to MBI a Milestone
Payment equal to   ***.

          (f)   ***.  Within   ***   after the   ***   by Chugai or any of
its Affiliates or sublicensees   ***, Chugai shall pay to MBI a Milestone
Payment equal to   ***.

          In the event that Chugai pursues the development of   ***, and
achieves the milestone events described above for   ***, then the Milestone
Payments that would have been payable pursuant to this Section 5.2 on the
***, as the case may be, shall be owing by Chugai on the other   ***
developed by Chugai.

5.3 EARNED ROYALTIES. Chugai shall pay to MBI, each Calendar Quarter, a royalty based upon annual Net Sales. The royalty schedule described below shall be calculated based upon Net Sales generated during each Fiscal Year, so that aggregate Net Sales are separately computed for each Fiscal Year. With respect to any Fiscal Year during which this Agreement is not in effect for every day of such Fiscal Year, Net Sales shall be calculated based upon Net Sales generated during the portion of such Fiscal Year during which this Agreement is in effect. The percentage of the annual Net Sales shall be as follows:






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                                      -17-

          (a)   ***.  With respect to Net Sales of Licensed Products   ***,
Chugai shall pay a royalty on annual Net Sales according to the following schedule:

               (i)   ***   on that portion of annual Net Sales that are    ***;

               (ii)  ***   on that portion of annual Net Sales that are
***; and

               (iii) ***   on that portion of annual Net Sales that are    ***.

          (b)   ***.  With respect to Net Sales of Licensed Products   ***,
Chugai shall pay a royalty equal to   ***   of annual Net Sales.

5.4 PURCHASE PRICE FOR LICENSED PRODUCTS. In the event that Chugai purchases any of the Licensed Products from MBI for commercial supply, then in addition to the earned royalty described in Section 5.3(a) above, Chugai shall pay to MBI an amount for each Product Unit purchased from MBI equal to *** of the average Net Sales price for all Product Units of the same Licensed Product sold by Chugai, its Affiliates, sublicensees and distributors during the prior Calendar Quarter. Chugai shall calculate such average Net Sales price and deliver to MBI a detailed written report describing the calculation of such average Net Sales price no later than forty-five (45) days after the end of each Calendar Quarter. All sales of Licensed Product after the end of any Calendar Quarter and prior to MBI's receipt of Chugai's report shall be at the price in effect for the Calendar Quarter preceding the Calendar Quarter just ended, and an adjustment shall be made on the first invoice delivered to Chugai after MBI's receipt of the report so that the price paid by Chugai for such Licensed Product is equal to *** of the average Net Sales price for all Product Units of the same Licensed Product sold by Chugai, its Affiliates, sublicensees and distributors during the immediately preceding Calendar Quarter. Concurrently with each shipment of Licensed Product, MBI shall invoice Chugai. The invoice
shall be due and payable   ***   after shipment by MBI of the Product Units.
All payments owing to MBI under this Section 5.4 shall be made in accordance with the provisions of Article 6.

5.5       ANNUAL MINIMUM ROYALTIES   ***.  In the event that in the   ***
or any Fiscal Year thereafter during the Term, the sum of Chugai's total annual royalty payments to MBI pursuant to Section 5.3 above with respect to
sales of the   ***   for such Fiscal Year plus the total amount, if any, paid
by Chugai pursuant to Section 5.4 above for the purchase of   ***   from MBI
(such sum shall be the "Payment Sum") is less than the annual minimum payment set forth opposite such Fiscal Year below (the "Annual Minimum"), Chugai shall pay to MBI the






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                                     -18-

Shortfall (as defined below). The Shortfall shall be paid by Chugai to MBI as required by Section 6.1 below. In the event that Chugai purchases any of
 ***   during any Fiscal Year for which an Annual Minimum is due, the Annual
Minimum owing by Chugai to MBI shall be the amount set forth under the
heading "Annual Minimum with purchase of any   ***."  In the event that
Chugai does not purchase any of   ***   during any Fiscal Year for which an
Annual Minimum is due, the Annual Minimum owing by Chugai to MBI shall be the amount set forth under the heading "Annual Minimum without purchase of any ***." The "Shortfall" shall equal the difference between (a) the applicable Annual Minimum for such Fiscal Year and (b) the Payment Sum for such Fiscal Year. The Annual Minimum shall not be applicable in the event that MBI
converts the license granted to Chugai with respect to   ***.

                          Annual Minimum      Annual Minimum
                           With Purchase     Without Purchase
Fiscal Year                  Of Any ***          Of Any ***
-------------------------------------------------------------
   ***                           ***                 ***

   ***                           ***                 ***

   ***                           ***                 ***

   ***                           ***                 ***

   ***                           ***                 ***

5.6       FUNDING OF MBI DEVELOPMENT COSTS.  Chugai shall pay all MBI
Development Costs with respect to   ***.  MBI will provide Chugai, no later
than thirty (30) days after the last day of each Calendar Quarter, a statement of the MBI Development Costs MBI incurred in conducting the MBI Development Program during such Calendar Quarter (a "Quarterly Statement"). Chugai shall pay MBI in U.S. dollars in the United States within thirty (30) days after the date of the Quarterly Statement the amount invoiced as owing to MBI in the Quarterly Statement.

5.7       REPAYMENT OF MBI DEVELOPMENT COSTS; USE OF CHUGAI DATA. In the
event that MBI, directly or through any Third Party, sells   ***, MBI shall
pay to Chugai   ***   of the MBI Development Costs previously paid by Chugai
to MBI.  In the event that MBI, directly or through any Third Party,
thereafter sells   ***, MBI shall pay to Chugai an additional   ***   of the
MBI Development Costs previously paid by Chugai to MBI. In the event that MBI incorporates the data from any preclinical test or clinical trial conducted by Chugai under the Chugai Development Program in either a New Drug
Application filed with   ***   for a Licensed Product or in an application
that is reasonably functionally equivalent to a New Drug Application with the
appropriate regulatory authorities in   ***   for a Licensed Product , MBI
shall pay to Chugai   ***   of the direct costs incurred by Chugai in
conducting such preclinical test or clinical trial. In the event that MBI thereafter incorporates such data in both a New Drug Application filed with
***   for a Licensed Product and in an application that is reasonably functionally equivalent to a New Drug Application with the appropriate




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                                     -19
regulatory authorities in   ***   for a Licensed Product, MBI shall pay to
Chugai an additional  ***   of the direct costs incurred by Chugai in
conducting such preclinical test or clinical trial.

5.8 RECORDS AND AUDIT. MBI shall keep complete and accurate Records of the MBI Development Costs. MBI shall permit Chugai, at Chugai's expense, by its own accountants or by independent certified public accountants reasonably acceptable to MBI, to examine the Records of the MBI Development Costs during MBI's normal business hours with reasonable notice, but not more than ***
per Fiscal Year and not later than   ***   following the date the Record was
created. Chugai's accountants shall maintain in confidence, and the independent public accountants selected by Chugai shall, as a condition to such examination, execute a written agreement reasonably satisfactory to MBI to maintain in confidence, all information obtained during the course of any such examination, except for disclosure of the details and the results of the examination to Chugai. MBI, provided that it agrees with the results of the examination, shall immediately pay to Chugai the amount of any overpayment by Chugai of MBI Development Costs revealed by the examination with interest
calculated from the date(s) of overpayment by Chugai at the rate of   ***
per month or, if lower, the maximum rate allowed by law. Any dispute regarding the results of the examination that the parties are not able to resolve by mutual agreement shall be resolved in accordance with the dispute resolution provisions of Article 15. In the event the amount of any
overpayment by Chugai as finally determined is   ***   or more of the amount
of MBI Development Costs subject to examination, MBI shall pay Chugai all reasonable costs and expenses incurred by Chugai associated with such examination within fifteen (15) days after written demand by Chugai.

                                    ARTICLE 6
                     PROCEDURE FOR PAYMENTS; RECORDS; AUDIT

6.1 MANNER AND PLACE OF PAYMENT. Chugai shall pay to MBI the total amounts due under Sections 5.1, 5.2, 5.4 and 5.6 within the times set forth therein. Chugai shall also pay to MBI the total amounts due under Sections
5.3 and 5.5 within forty-five (45) days after the end of each Calendar Quarter, such payments in each case to be accompanied by a detailed written report by Chugai showing the calculation of Net Sales of each Licensed Product divided country-by-country in the Territory, including the quantities of the Product Units of each of the Licensed Products sold, the price at which the Product Units of each of the Licensed Products were sold, the royalties payable under this Agreement on the sales of the Product Units of each of the Licensed Products during the reporting period, the exchange rates used in converting any foreign currencies to United States dollars in the calculation of such royalties, the withholding taxes, if any, required by law to be deducted from such royalties and such other details as MBI may reasonably request. The royalty rate used to calculate royalty payments due under Section 5.3 shall be based upon actual Net Sales through the date of calculation in such Fiscal Year. To the extent that the Payment Sum for any Calendar Quarter during any Fiscal Year, when added to the previous Payment Sums and Shortfall payments, if any, actually paid by Chugai for earlier Calendar Quarters during the same Fiscal Year, is less than the pro rata portion of the applicable Annual Minimum for such Fiscal Year (with the applicable Annual Minimum (i) determined based on whether Chugai has
purchased any of   ***


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                                     -20-
from MBI during such Fiscal Year and (ii) calculated based upon the portion of the Fiscal Year covered by the relevant Calendar


























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                                      -21

Quarter plus all previous Calendar Quarters of such Fiscal Year), then Chugai shall pay to MBI the Shortfall for such Calendar Quarter equal to the amount that, when added to the Payment Sum for such Calendar Quarter and the previous Payment Sums and Shortfall payments, if any, actually paid by Chugai under Section 5.5 for earlier Calendar Quarters during the same Fiscal Year, equals the pro rata portion of the applicable Annual Minimum (determined and calculated as set forth above in this sentence). With respect to all royalties payable to MBI on sales of the Licensed Products pursuant to
Section 5.3 invoiced in any currency other than United States dollars, the gross sales, Net Sales and royalties payable to MBI shall be expressed in the report required by this Section 6.1 in the foreign currency together with the United States dollar equivalent of the royalties payable to MBI, calculated
using the average of the buying and selling exchange rates quoted by   ***
(or any other bank mutually agreed to by both Chugai and MBI) at the close of business on the last banking day of the applicable Calendar Quarter. All payments to MBI under this Agreement shall be made by wire transfer to an account of MBI designated by MBI from time to time and shall be made in U.S. Dollars.

6.2 RECORDS AND AUDIT. Chugai shall keep, and shall cause each of its Affiliates, sublicensees and distributors to keep, complete and accurate Records. Chugai shall permit MBI, and shall cause each of its Affiliates, sublicensees and distributors to permit MBI, at MBI's expense, by its own accountants or by independent certified public accountants reasonably acceptable to Chugai, to examine the Records during Chugai's normal business hours with reasonable notice, but not more than *** per Fiscal Year and not
later than    ***   following the date the Record was created.  MBI's
accountants shall maintain in confidence, and the independent public accountants selected by MBI shall, as a condition to such examination, execute a written agreement reasonably satisfactory to Chugai to maintain in confidence, all information obtained during the course of any such examination, except for disclosure of the details and the results of the examination to MBI. Chugai, provided that it agrees with the results of the examination, shall immediately pay to MBI the amount of any underpayment by Chugai revealed by the examination with interest calculated from the date(s)
the underpayment(s) was initially due by Chugai at the rate of   ***   per
month or, if lower, the maximum rate allowed by law. Any dispute regarding the results of the examination that the parties are not able to resolve by mutual agreement shall be resolved in accordance with the dispute resolution provisions of Article 15. In the event the amount of any underpayment by
Chugai as finally determined is   ***   or more of the amount in aggregate
subject to examination, Chugai shall pay MBI all costs and expenses incurred by MBI associated with such examination within fifteen (15) days after written demand by MBI.

6.3 WITHHOLDING TAXES. Payments to MBI hereunder shall be made without deduction other than such amount (if any) as Chugai is required by law to deduct or withhold. Chugai shall obtain a receipt from the relevant taxing authorities for all withholding taxes paid and forward such receipts to MBI to enable MBI to claim any and all tax credits for which it may be eligible. Chugai shall use reasonable commercial efforts to enable or assist MBI to claim exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

6.4 PRODUCT BUNDLING. In the event Chugai or any of its Affiliates, sublicensees or distributors sells or transfers Product Units of any of the Licensed Products in conjunction with


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                                      -22-
any other product and in so doing sells or transfers the Product Units for an amount less than the lowest selling price for the Product Units sold separately, for the purposes of determining Net Sales from such sales or transfers, Net Sales shall be based upon the Net Sales price to a similar size customer ordering a similar volume of Product Units under similar but unbundled terms and conditions.

                                   ARTICLE 7
                 MANUFACTURE AND SUPPLY OF LICENSED PRODUCTS

7.1       MANUFACTURE AND SUPPLY OF LICENSED PRODUCTS.

          (a) Chugai may manufacture or have manufactured the Licensed Products pursuant to the license granted under Section 2.1 above. MBI shall provide reasonable assistance to Chugai in connection with the manufacture of the Licensed Products, which assistance shall include, if reasonably requested by Chugai, reasonable assistance to Chugai in identifying and communicating with suppliers of components of Licensed Products, and Chugai shall reimburse MBI for the reasonable lodging, meal and travel expenses (and all other travel-related expenses) incurred in providing the assistance to Chugai within thirty (30) days of receipt of an invoice for such travel expenses. MBI's obligation to provide reasonable assistance to Chugai
pursuant to the preceding sentence shall not exceed   ***   of assistance for
each of the Licensed Products.  In the event that Chugai requests additional
assistance in excess of the   ***   provided for above, MBI will use
reasonable efforts to provide such additional assistance to Chugai on terms mutually agreed upon by MBI and Chugai. In the event that the parties are not able to agree on the terms under which such assistance will be provided to
Chugai, MBI shall use   ***   to provide such assistance to Chugai   ***.
Chugai's right to appoint a Third Party supplier to manufacture any of the Licensed Products for Chugai shall be subject to the Third Party supplier executing a binding contract between MBI and the Third Party supplier to manufacture the Licensed Products on terms acceptable to MBI.

          (b)  MBI shall use   ***   to manufacture and supply to Chugai
***   quantity of FS069 and ORALEX-Registered Trademark- solely for use in the preclinical tests and clinical trials to be conducted as part of the Chugai Development Program, in each case until such time as Chugai obtains Marketing Authorization in Japan for FS069 and ORALEX or such time as Chugai is able itself or through one or more Affiliates or Third Parties to manufacture or have manufactured FS069 and ORALEX-Registered Trademark- that can be used in clinical trials, in each case whichever occurs first.

          (c) If requested in writing by the other party, MBI and Chugai shall discuss the terms under which each party would provide backup manufacturing capabilities for the other. The parties acknowledge that any backup manufacturing arrangement would need to be mutually acceptable, and that neither party shall have any liability hereunder in the event the parties are not able to agree on the terms for such an arrangement.

          (d)  In the event that Chugai develops   ***, Chugai shall provide
reasonable assistance to MBI in connection with the manufacture of   ***, and


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                                     -23-

MBI shall reimburse Chugai for the reasonable lodging, meal and travel expenses (and all other travel-related expenses) incurred in providing the assistance to MBI within thirty (30) days of receipt of an invoice for such travel expenses. Chugai's obligation to provide reasonable assistance to MBI
pursuant to the preceding sentence shall not exceed   ***   of assistance.
In the event that MBI requests additional assistance in excess of the   ***
provided for above, Chugai will use reasonable efforts to provide such additional assistance to MBI on terms mutually agreed upon by Chugai and MBI. In the event that the parties are not able to agree on the terms under which
such assistance will be provided to MBI, Chugai shall use   ***   to provide
such assistance to MBI   ***.

7.2 ORDERS FOR CLINICAL SUPPLIES. All orders for FS069 and ORALEX-Registered Trademark- pursuant to Section 7.1(b) shall be in writing and in the English language, shall be delivered to MBI as soon as reasonably practicable and shall include a requested delivery date, which date shall be
not less than   ***   after the date of the order.  In ordering and
delivering FS069 and ORALEX-Registered Trademark- under this Agreement, MBI and Chugai may use their standard forms, but nothing in any such form shall be construed to amend or modify the terms of this Agreement, and in the case of conflict herewith, the terms of this Agreement shall control.

7.3       DELIVERY OF CLINICAL SUPPLIES.  MBI shall use   ***   to deliver
the quantities requested by Chugai within   ***   after the receipt of any
order and shall assist Chugai in arranging any desired insurance (in amounts that Chugai shall determine) and transportation (via the method selected by Chugai) to the point of delivery requested by the Chugai. All customs, duties, costs, taxes, insurance premiums and other expenses relating to such transportation and delivery, shall be at Chugai's expense.

7.4 NO WARRANTY. MBI MAKES NO WARRANTIES WITH RESPECT TO THE CLINICAL SUPPLIES PROVIDED TO CHUGAI PURSUANT TO THIS AGREEMENT AND MBI DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

                                  ARTICLE 8
                  MARKETING AUTHORIZATIONS; OTHER REGULATORY
                              COMPLIANCE ISSUES

8.1 SUPPLY OF DATA. MBI shall use reasonable efforts to provide Chugai with all data, including any documents filed or submitted to the FDA as part of any Investigational New Drug Application or New Drug Application for any of the Licensed Products, that is owned by MBI, is in MBI's possession and that MBI is not prohibited under to the terms of any agreement between MBI and any Third Party from disclosing to Chugai, to assist Chugai in obtaining Marketing Authorizations for the Licensed Products in the Territory. If either party discovers any errors in the data, MBI shall promptly correct the error and send the corrected data to Chugai.



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                                      -24-

8.2 OBTAINING MARKETING AUTHORIZATIONS. Chugai shall comply with Applicable Laws with respect to obtaining Marketing Authorizations for all countries in the Territory. Chugai agrees to notify MBI in writing within fifteen (15) days of receipt of each Marketing Authorization.

8.3 MARKETING AUTHORIZATION HOLDER. Unless otherwise required by Applicable Laws, Chugai or its Affiliates shall be the holder of all Marketing Authorization in the Territory. Chugai, its Affiliates or sublicensees will not transfer, assign, mortgage, charge or sub-contract any of the Marketing Authorizations other than to MBI or to a Third Party sublicensee or distributor approved in writing by MBI and sublicensed or appointed by Chugai to distribute the Licensed Product, and Chugai will not do anything that might adversely affect any of the Marketing Authorizations. Any transfer of the Marketing Authorization by Chugai or its Affiliates to a Third Party sublicensee or distributor shall be subject to MBI's prior written approval (which shall not be unreasonably withheld). Chugai agrees to provide MBI with appropriate evidence from the Competent Authorities documenting the transfer of any Marketing Authorization within thirty (30) days of the effective date of any transfer of the Marketing Authorization. Any transfers of a Marketing Authorization made in violation of this Section
8.3 shall be null, void and unenforceable. The term "transfer" shall include, but not be limited to, transfers from Chugai or its Affiliates to a Third Party sublicensee or distributor of an existing Marketing Authorization as well as cases in which the Third Party sublicensee or distributor rather than Chugai or one of its Affiliates makes an application for a Marketing Authorization.

8.4 MARKETING AUTHORIZATIONS AND PRE-MARKETING EXPENSES. Chugai shall pay all costs and expenses incurred in seeking and maintaining all Pricing and Reimbursement Approvals and Marketing Authorizations in the Territory. Chugai shall also pay all costs and expenses relating to the marketing, sale or distribution of any Licensed Product in the Territory that are incurred prior to the First Commercial Sale of the Licensed Product in the Territory, including all such costs and expenses that are incurred by MBI that are approved by Chugai in writing in advance.

8.5 PROVISION OF REGULATORY FILINGS. Chugai shall provide MBI with copies of all filings made to the Competent Authorities in the Territory relating to the Licensed Products filed in accordance with this Article 8.

8.6 ASSISTANCE. Each party shall provide reasonable assistance to the other at the other's request, in connection with the other's performance of its obligations pursuant to this Article 8, subject to reimbursement of the assisting party's out-of-pocket costs and expenses.

8.7 ADVERSE REACTION REPORTING. Each party shall advise the other party of the occurrence of any adverse events with respect to the Licensed Products within such time as will permit the other party to comply with Applicable Laws. Within thirty (30) days before the First Commercial Sale or any test or trial conducted on a Licensed Product by Chugai or its Affiliates, sublicensees or distributors, the parties shall agree upon and finalize the SOP, provided that such SOP shall be Chugai's current SOP, modified only to the extent necessary to provide a mechanism for Chugai to provide information to MBI that is necessary under Applicable Laws for MBI to provide to the FDA. The parties agree to follow the SOP in the Territory.

8.8 POST-FIRST COMMERCIAL SALE TESTING AND REPORTING. If, after the date of First Commercial Sale in any country in the Territory, adverse events or other issues arise with respect to the safety or efficacy of a Licensed Product that jeopardize the Licensed Product's performance or are deemed by either party to potentially limit its approved indications, the parties shall consult with each other with respect to such events or other issues. If the parties determine that the situation requires clinical testing after the First Commercial Sale in any country in the Territory, modifications to any Marketing Authorization or other communication with any Competent Authority or entity, MBI and Chugai shall cooperate to design and the parties shall implement any such testing, modifications or communication as shall be agreed upon by the parties; provided, however, that Chugai may communicate with any Competent Authority to the extent it deems necessary or appropriate to
fulfill its obligations hereunder.   ***

8.9 PRODUCT RECALL. Chugai and MBI each shall notify the other promptly if any Licensed Product is the subject of a recall, market withdrawal or correction in the Territory, and the parties shall reasonably cooperate in the handling and disposition of such recall, market withdrawal or correction; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, other than the determination of who shall bear the costs as set forth in the immediately following sentence, each party shall have the right to cause a recall, market withdrawal or correction to be made. MBI shall bear all costs of all recalls, market withdrawals or corrections of the Licensed Products that are
caused by   ***. Chugai shall in all events be responsible for conducting any recalls, market withdrawals or corrections with respect to the Product Units, and in doing so shall consult with MBI. Chugai shall maintain Records of all sales and distribution of Product Units and customers sufficient to adequately administer a recall, market withdrawal or correction for a period of five (5) years after the date the Record is created.

8.10 REPORTS. Each party shall keep the other fully informed of all governmental activities and plans that potentially or actually affect the sale of the Licensed Product in the Territory to the extent that each such party has knowledge of such activities and plans.







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                                     -26-

                                  ARTICLE 9
                               CONFIDENTIALITY

9.1       NONDISCLOSURE OBLIGATIONS.  During the Term, and for a period of
   ***    after termination hereof, each party (the "receiving party")
will maintain all Confidential Information of the other party (the "disclosing party") in trust and confidence and will not disclose any Confidential Information of the disclosing party to any Third Party or use any Confidential Information of the disclosing party for any purpose other than to the extent required to satisfy its obligations under this Agreement. Confidential Information of the disclosing party shall not be used for any purpose or in any manner that would constitute a violation of any Applicable Laws. The receiving party will not reproduce the Confidential Information of the disclosing party in any form other than to the extent required to enable the receiving party to satisfy its obligations under this Agreement. The receiving party will use at least the same standard of care to protect Confidential Information of the disclosing party as it uses to protect proprietary or confidential information of its own. The receiving party will promptly notify the disclosing party upon discovery of any unauthorized use or disclosure of the Confidential Information of the disclosing party. All information that is to be held confidential shall be given only to employees of the receiving party who are made aware of the confidential nature of the information and who have an obligation to maintain the confidentiality of the information under a signed confidentiality agreement or employment agreement or who have a fiduciary responsibility to the receiving party and who have a bona-fide need to know.

9.2 EXCEPTIONS. Confidential Information shall not include any information that the receiving party can document:

          (a) was in its possession or known by it prior to receipt from the disclosing party;

          (b) is or (through no fault of the receiving party) becomes generally available to the public;

          (c) is rightfully disclosed to the receiving party by a Third Party having no obligations of confidentiality to the disclosing party, provided the receiving party complies with any restrictions imposed by the Third Party; or

          (d) was independently developed by employees or consultants of the receiving party without access to any Confidential Information of the disclosing party.

9.3 AUTHORIZED DISCLOSURE. Notwithstanding any other provision of this Agreement, each party may disclose Confidential Information if such disclosure:

          (a) is required by law or regulation (including, without limitation, in connection with filings with the United States Securities and Exchange Commission), provided that the receiving party uses reasonable efforts to restrict disclosure and, in the course of regulatory disclosures, to obtain confidential treatment therefor in accordance with customary practices;

          (b) is in response to a valid order of a court or other governmental body of the United States or any country in the Territory or of any political subdivision thereof; provided, however, that the receiving party shall first have given notice to the disclosing party and shall have made a reasonable effort to obtain a protective or other appropriate form of order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued;

          (c)  is otherwise required by Applicable Laws;

          (d) is otherwise necessary to file or prosecute patent applications, prosecute or defend litigation or comply with Applicable Laws or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary; or

          (e) is required by authorities, investigators or Institutional Review Boards in conjunction with performing clinical development programs, provided that the receiving party shall use reasonable efforts to restrict disclosure and to cause such authorities, investigators or Institutional Review Boards not to disclose the Confidential Information to any Third Party.

9.4 INJUNCTIVE RELIEF. Each party acknowledges and agrees that due to the unique nature of the other's Confidential Information, there can be no adequate remedy at law for any breach of its obligations under Article 9 of this Agreement and, therefore, that upon any such breach or threat thereof, the other party shall be entitled, notwithstanding anything to the contrary in Article 15, to injunctive relief and other appropriate equitable relief in addition to whatever remedies it may have at law from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the breach or threatened breach.

                                  ARTICLE 10
                            INTELLECTUAL PROPERTY

10.1 OWNERSHIP OF INTELLECTUAL PROPERTY. Except to the extent licensed to Chugai pursuant to Section 2.1(a) above, MBI shall retain all of its rights, title and interest in and to (i) all MBI Technology, MBI Patents, and MBI Improvements and (ii) all trademarks licensed to Chugai pursuant to
Section 4.2(c). Except to the extent licensed to MBI pursuant to Sections 2.1(b) above, Chugai shall retain all of its rights, title and interest in and to all Chugai Technology, Chugai Patents, and Chugai Improvements.

10.2      VALIDITY AND INFRINGEMENT OF MBI PATENTS AND CHUGAI PATENTS.

          (a) In the event MBI or Chugai becomes aware of any actual or threatened infringement of any MBI Patents or any Chugai Patents in the Territory, that party shall promptly notify the other.

          (b) MBI shall have the sole right, but not the obligation, after consulting with Chugai, to bring and control any infringement action against any person or entity infringing the MBI Patents directly or contributorily and to defend the MBI Patents against any challenge to the validity and enforceability of the MBI Patents in the appropriate courts or agencies outside the Territory.

          (c) Each party shall promptly notify the other in writing of any infringement or suspected infringement of any of the MBI Patents or the Chugai Patents in the Territory. MBI shall, after consulting with Chugai, have the first right, but not the obligation, to bring and control any infringement action against any person or entity infringing the MBI Patents in the Territory and Chugai shall, after consulting with MBI, have the first right, but not the obligation, to bring and control any infringement action against any person or entity infringing the Chugai Patents in the Territory. In the event that MBI elects not to bring any infringement action against any
person or entity infringing the MBI Patents in the Territory within   ***
after receiving written notice from Chugai of the infringement or suspected infringement, Chugai shall have the right to bring and control such action. In the event that Chugai elects not to bring any infringement action against any person or entity infringing the Chugai Patents in the Territory within
***   after receiving written notice from MBI of the infringement or suspected infringement, MBI shall have the right to bring and control such action. Each party shall notify the other party in writing (the "Action Notice") in the event the party initiates an action for infringement of the MBI Patents or the Chugai Patents in the Territory as permitted by this
Section 10.2(c). The other party shall reasonably cooperate with the initiating party, as reasonably requested, in the prosecution of the
infringement action and shall have a period of   ***   from the date of the
Action Notice to elect to participate in the infringement action.  If the
other party so elects in writing, it shall pay   ***   of the costs and
expenses incurred by the party initiating the infringement action in prosecuting the infringement action (which payment shall be made as the costs and expenses are incurred within thirty (30) days after receipt of an invoice from the party initiating the infringement action), and it shall receive
***   of all damages or other monetary awards recovered in the action
(including any amounts received in settlement). Notwithstanding the election of the other party to participate in the infringement action, each party shall have the sole right to enter into a settlement or consent judgment or other voluntary final disposition of any infringement action relating to its patents without the consent of the other party. In the event the other party does not notify the party initiating the infringement action in writing of
its election to participate in the action within   ***   after the date of
the Action Notice or gives the other party written notice of its intent not
to participate in the infringement action prior to the end of such   ***
period, the party initiating the infringement action shall pay all of the costs and expenses incurred in prosecuting the infringement action and shall keep all damages or other monetary awards recovered in the action (including any amounts received in settlement).

10.3      INFRINGEMENT OF THIRD PARTY PATENTS.

          (a) If a Third Party asserts that a patent or other proprietary right owned by it is infringed by the manufacture, use or sale of any Licensed Product in the Territory, the party against whom the claim is asserted shall immediately provide the other party notice of the claim and
the related facts in reasonable detail.   ***   shall control the defense of
all such claims in the Territory, and   ***   shall provide reasonable
assistance to   ***    in the defense of all such claims.   ***   shall also
have the right to control the settlement of such claims; provided, however,
that no settlement shall be entered into   ***.

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

All settlements approved by   ***   and the reasonable expenses of the
litigation resolved by the settlement, and all final, non-appealable judgments and the reasonable expenses of the litigation that results in the final, non-appealable judgment, shall be paid as follows: (i) except as
provided in clause (ii) below, (a)   ***   of such reasonable expenses,
settlements, and judgments (including any royalties owing pursuant to any
settlement or judgment) to the extent that they relate to   ***, and (b)
***   shall pay   ***   such expenses, settlements and judgments (including
any royalties owing pursuant to any settlement or judgment) to the extent
that they relate to   ***   and (ii)   ***   shall pay   ***   such expenses,
settlements, and judgments (including any royalties owing pursuant to any
settlement or judgment) to the extent that they relate to   ***.  If MBI
determines that a Licensed Product potentially infringes on the intellectual property rights of a Third Party in the Territory, then upon MBI's written request and until Chugai's receipt of further written notice from MBI, Chugai shall cease all sales and distribution of such Licensed Product. In addition, in the event Chugai determines that a Licensed Product potentially infringes on the intellectual property rights of a Third Party in the Territory, Chugai shall have the right to cease all sales and distribution of such Licensed Product.

          (b) Each party shall immediately notify the other party in the event it becomes aware of both (i) a claim by any Third Party that a patent or other proprietary right owned by the Third Party is infringed by the manufacture, use or sale of any Licensed Product outside the Territory and
(ii)   ***   shall control the defense of all such claims, and   ***   shall
provide reasonable assistance to   ***   in the defense of all such claims.
***   shall also have the right to control the settlement of such claims;
provided, however, that no settlement of such claims shall be entered into
***   shall pay   ***   reasonable expenses, settlements and judgments
(including any royalties owing pursuant to any settlement or judgment) arising from such litigation.

          (c) ***. If Chugai is prohibited by court order from developing, manufacturing, or marketing any of the Licensed Products in the Territory
***   MBI and Chugai shall hold an Executive Committee meeting within ten
(10) days after Chugai has stopped developing, manufacturing, or marketing any of the Licensed Products and the Executive Committee shall discuss
potential future actions with respect to the   ***.  If Chugai is required by
court order to stop developing,









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

manufacturing, marketing or selling any Licensed Product   ***.
Notwithstanding the forgoing, Chugai shall not be relieved from paying milestone payments under Section 5.2 or royalties under Section 5.3 with respect to development activities conducted or Net Sales made before or after the period during which Chugai ceases development, manufacturing, marketing or sales activities as a result of such court order.

10.4      RESPONSIBILITY FOR PATENTS AND TRADEMARKS.

       (a) MBI shall, at its own cost and expense, file and prosecute patent, copyright and trademark applications and maintain patents, copyrights and trademarks relating to the MBI Technology and the MBI Improvements in the Territory. Chugai shall, at its own cost and expense, file and prosecute patent, copyright and trademark applications and maintain patents, copyrights and trademarks relating to the Chugai Technology, the Chugai Improvements and any trademarks selected by Chugai for the Licensed Products in the Territory. Each party will consult the other party with respect to, and will keep that party promptly informed of, all material developments relating to the preparation, filing, prosecution and maintenance of patents and patent applications covered by this Agreement. Each party shall endeavor in good faith to coordinate its efforts with those of the other party to minimize or avoid interference with the prosecution of the other party's patent applications.

          (b) MBI shall, at its own cost and expense, maintain during the term granted and seek extensions of the term of the MBI Patents and patents relating to MBI Improvements in the Territory. Chugai shall, at its own cost and expense, maintain during the term granted and seek extensions of the term of the Chugai Patents and patents relating to Chugai Improvements in the Territory.

          (c) Each party initially responsible for preparation, filing, prosecution and maintenance of a particular patent or patent application (the "Initial Responsible Party") shall give thirty (30) days advance notice (the "Discontinuance Election") to the other party of any intention or decision to cease preparation, filing, prosecution or maintenance of any patent or patent application relating to its technology (a "Discontinued Patent"); provided, however, that abandonment of a patent application in favor of a continuation or continuation-in-part thereof shall not constitute discontinuance of the parent application. In such case, the other party may elect at its sole discretion to continue preparation, filing, prosecution or maintenance of the Discontinued Patent at its sole expense, subject to the prior rights of Third Parties. The party so continuing shall own any such patent or patent application and patents maturing therefrom, subject to the prior rights of Third Parties, and the Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other party to file or to continue to prosecute or maintain any such patent or patent applications, including assigning ownership of such patents and patent applications to the party electing to continue. Discontinuance may be on a country-by-country basis or for a patent application or patent series in total.




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

    (d) MBI shall provide to Chugai reasonable material information in MBI's possession that will help Chugai register the license of all patents that are exclusively licensed to Chugai pursuant to this Agreement with the Japanese Patent Office. All costs and expenses of any such registration shall be paid by Chugai.

                                  ARTICLE 11
                      TERM AND TERMINATION OF AGREEMENT

11.1 TERM. Unless sooner terminated as otherwise provided in this Agreement, the term of this Agreement will commence on the Effective Date and continue for a period of fifteen (15) years from the Effective Date. If
requested by either party in writing no later than   ***   prior to the end
of the term of the Agreement, both parties will discuss a potential extension of the term of the Agreement, provided that neither party shall have any liability hereunder in the event the parties are not able to agree on an extension of the term of this Agreement.

11.2      EFFECT OF FAILURE TO CONDUCT OBLIGATIONS.

          (a) In the event Chugai fails to meet any of its development obligations set forth in Sections 3.3 or any of its marketing or distribution obligations set forth in Section 4.1 in any country in the Territory with respect to any Licensed Product, or in the event that Chugai fails to meet its development obligation set forth in Section 3.4 with respect to FS069 in Japan, then in addition to any other rights it may have under this Agreement, MBI shall have the option to convert Chugai's exclusive rights under this Agreement to nonexclusive rights in such country with respect to such Licensed Product.

          (b) Prior to exercising any rights under this Section 11.2, MBI shall give Chugai thirty (30) days' notice and shall meet with Chugai, at Chugai's request and expense, during such thirty (30) day period, to discuss any disagreements about whether Chugai has satisfied its development obligations under Section 3.3 or 3.4 or its marketing and distribution obligations under Section 4.1. Upon expiration of such thirty (30) day period, MBI shall have the right in its sole discretion to convert Chugai's exclusive rights under this Agreement to nonexclusive rights in such country with respect to such Licensed Product unless Chugai satisfies the applicable development or marketing and distribution obligation during such thirty (30) day period.

          (c)  In the event that both:

                (A) either (i)   ***   contained in the patents issued or
          published under the numbers   ***, or (ii) ***  contained in the
          patents issued or published under the  numbers  ***, respectively,
          or no patents issue in   ***   based on the  patent claims contained
          in the   ***   filed  under the application number   ***, or
          (iii)   ***   contained in the patents issued or published under
          the numbers

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

     *** respectively, and no other patents are issued with respect to *** or (iv) *** contained in the patents issued or published under the numbers *** , respectively, or no patents issue in *** based on the patent claims contained in the *** filed under the application number *** , and no other patents are issued with respect to *** or (v) *** contained in the patent published under the number *** are determined to be invalid by the patent authority in *** , and

          (B) Chugai suffers a material loss in sales of a Licensed Product in Japan, Korea or Taiwan as a result of both (i) *** for such
     Licensed Product in such country (and, in the case of   ***  ) and (ii)
     the introduction of one or more products by Third Parties in such country that would have been precluded had the *** (and , in the case of *** ,

then Chugai shall be permitted to elect one (but not both) of the following remedies: either (i) the royalty owing to MBI pursuant to Section 5.3 for
sales of the Licensed Product   ***  (and, in the case of  ***  ) shall be
reduced in an amount agreed upon by MBI and Chugai, or (ii) Chugai shall be permitted to terminate this Agreement with respect to the Licensed Product
***  (and, in the case of   ***  ).  Chugai shall only be entitled to receive
a royalty reduction or to terminate this Agreement in the country or
countries in which  ***  (and, in the case of  ***    ), and the royalty
shall not be reduced, nor shall Chugai have any right to terminate this Agreement pursuant to this Section 11.2(c), in any other countries in the Territory or with respect to any other Licensed Products. Chugai shall exercise its election under this Section 11.2(c) be delivering written notice to MBI at least *** prior to the effective date of Chugai's election. If MBI disputes Chugai's right to exercise its election under this
Section 11.2(c), the parties shall meet in good faith to discuss the dispute. If MBI and Chugai cannot agree on the amount of such royalty reduction, the matter will be arbitrated pursuant to the provisions of Section 15.1. The arbitrator will be instructed to resolve the dispute based on *** . In addition, in the event that Chugai elects pursuant to this Section 11.2(c) to terminate this Agreement with respect to any Licensed Product in any country in the Territory, Chugai shall not at any time thereafter (whether

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

during or after the Term) manufacture, market, sell or distribute, either directly or through any Affiliate or Third Party, nor shall Chugai grant any rights (whether by license, transfer or otherwise) to any Affiliate or Third Party to manufacture, market, sell or distribute, *** .

11.3 TERMINATION FOR DEFAULT. If either party is in material default of any of its obligations under this Agreement and (i) fails to remedy the default within *** after receipt of written notice *** in the case of nonpayment) from the other party detailing the substance of the default or
(ii) in the event the default is not capable of cure within such *** period, fails to commence to cure the default within such period and thereafter to prosecute such cure diligently to completion (but in no event shall the period for such cure be greater than *** after the receipt of the written notice of the default) the other party may terminate this Agreement with immediate effect by written notice.

11.4      EFFECT OF TERMINATION.

          (a) TERMINATION BY MBI. In the event that MBI terminates this Agreement as a result of Chugai's material breach pursuant to Section 11.3, then:

               (i) All licenses granted to Chugai pursuant to Section 2.1.(a) and Section 4.2(c) shall terminate immediately, and Chugai, its Affiliates, sublicensees and distributors shall have no further rights in the MBI Technology, the MBI Patents, the MBI Improvements or the trademarks owned by or licensed to MBI.

              (ii) Chugai shall immediately transfer to MBI, at MBI's request, all rights to all trademarks owned or in-licensed by Chugai or its Affiliates, sublicensees or distributors under which the Licensed Products are sold in the Territory and Chugai shall not, either directly or indirectly, use or permit the use of the trademarks owned by MBI or the trademarks owned or in-licensed by Chugai or its Affiliates, sublicensees or distributors under which the Licensed Products are sold in the Territory or of the promotional procedures, methods or documentation relating to the Licensed Products.

              (iii) Chugai shall promptly return or destroy, at MBI's direction and at Chugai's expense, all data, writings and other documents and tangible materials supplied to Chugai by MBI during the term of this Agreement.

               (iv) Chugai shall promptly provide to MBI, as reasonably requested by MBI and at Chugai's expense, full and complete copies of all toxicity, efficacy, and other data generated by Chugai or its Affiliates, sublicensees or distributors in the course of Chugai's efforts to develop the Licensed Products or to obtain Marketing Authorizations for the Licensed Products, including but not limited to any IND, NDA or other documents filed with any Competent Authority in the Territory. Chugai shall also cooperate, at its own expense and as reasonably requested by MBI, with any Third Parties selected by MBI to distribute, market or sell the Licensed Product in the Territory following the termination of the Agreement by MBI pursuant to Section 11.3. Such cooperation shall include, but

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

      shall not be limited to, *** .

               (v) Chugai shall transfer immediately to MBI, to the extent permitted by Applicable Laws, without consideration, any Marketing Authorizations held by Chugai and Chugai will also cause any Marketing Authorizations held by its Affiliates, sublicensees or distributors to be transferred immediately to MBI, to the extent permitted by Applicable Laws. Chugai will fully cooperate at its own cost with MBI and all Competent Authorities and do all things and acts necessary to cause both the legal and equitable ownership of the Marketing Authorizations to vest in MBI or its designees immediately after termination of the Agreement by MBI pursuant to Section 11.3, including without limitation granting (and causing each of its Affiliates, sublicensees and distributors to grant) a perpetual, exclusive, royalty-free license to MBI to use all rights under any Marketing Authorizations that cannot be transferred to MBI under Applicable Laws. MBI and any Third Parties selected by MBI to distribute, market or sell the Licensed Product in the Territory following termination of the Agreement by MBI pursuant to Section 11.3 shall also be authorized to cross-reference any such Marketing Authorizations held by Chugai, its Affiliates, sublicensees or distributors with respect to the Licensed Product where permitted by Applicable Laws.

Termination of this Agreement by MBI pursuant to this Section 11.4(a) shall not prohibit MBI from exercising any other remedies it may have as a result of Chugai's material breach of this Agreement.

          (b) TERMINATION BY CHUGAI. In the event that Chugai terminates this Agreement as a result of MBI's material breach pursuant to Section 11.3, then:

               (i) All licenses granted to Chugai pursuant to Section 2.1.(a) and Section 4.2(c) shall terminate immediately, and Chugai, its Affiliates, sublicensees and distributors shall have no further rights in the MBI Technology, the MBI Patents, the MBI Improvements or the trademarks owned by MBI.

              (ii) Chugai shall not, either directly or indirectly, use or permit the use of the trademarks owned by MBI or the trademarks owned or in-licensed by Chugai or its Affiliates, sublicensees or distributors under which the Licensed Products are sold in the Territory or of the promotional procedures, methods or documentation relating to the Licensed Products.

             (iii) Chugai shall promptly return or destroy, at MBI's direction and at MBI's expense, all data, writings and other documents and tangible materials supplied to Chugai by MBI during the Term.

              (iv) Upon mutually agreeable terms and conditions, Chugai shall provide to MBI, as reasonably requested by MBI, full and complete copies of all toxicity, efficacy, and other data generated by Chugai or its Affiliates, sublicensees or distributors in the course of Chugai's efforts to develop the Licensed Products or to obtain Marketing


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

      Authorizations for the Licensed Products, including but not limited to any IND, NDA or other documents filed with any Competent Authority in the Territory.

               (v) Upon mutually agreeable terms and conditions, Chugai shall transfer (and shall cause its Affiliates, sublicensees and distributors to transfer) (A) any trademarks owned or in-licensed by Chugai or its Affiliates, sublicensees or distributors under which the Licensed Product are sold in the Territory and (B) any Marketing Authorizations held by Chugai or any of its Affiliates, sublicensees or distributors, to the extent permitted by Applicable Laws.

               (vi) In the event that MBI desires to use any data, writings or other documents or tangible material supplied by Chugai to MBI during the Term, Chugai shall sell such data, writings, documents and materials to MBI *** , as reasonably agreed by the parties.
      In the event that MBI does not desire to use any such data, writings, documents or materials, MBI shall promptly return or destroy such items, at Chugai's direction.

Termination of this Agreement by Chugai pursuant to this Section 11.4(b) shall not prohibit Chugai from exercising any other remedies it may have as a result of MBI's material breach of this Agreement.

      (c) DISCONTINUANCE OF DEVELOPMENT BY CHUGAI. In the event that Chugai elects at any time to discontinue the Chugai Development Program with respect to any of the Licensed Products pursuant to Section 3.5 prior to obtaining any Marketing Authorization for such Licensed Product, then:

               (i) All licenses granted to Chugai pursuant to Section 2.1.(a) and Section 4.2(c) with respect to the Licensed Product shall terminate immediately, and Chugai, its Affiliates, sublicensees and distributors shall have no further rights in the MBI Technology, the MBI Patents, the MBI Improvements or the trademarks owned by MBI with respect to the Licensed Product.

              (ii) Chugai shall not, either directly or indirectly, use or permit the use of the trademarks owned by MBI or the trademarks owned or in-licensed by Chugai or its Affiliates, sublicensees or distributors under which the Licensed Products are sold in the Territory or of the promotional procedures, methods or documentation relating to the Licensed Product.

             (iii) Chugai shall promptly return or destroy, at MBI's direction and at MBI's expense, all data, writings and other documents and tangible materials with respect to the Licensed Products supplied to Chugai by MBI during the Term.

              (iv) Chugai shall promptly provide to MBI, as reasonably requested by MBI and at a reasonable expense to Chugai, full and complete copies of all toxicity, efficacy, and other data generated by Chugai or its Affiliates, sublicensees or distributors in the course of Chugai's efforts to develop the Licensed Product or to obtain Marketing Authorizations

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

      for the Licensed Product, including but not limited to any IND, NDA or other documents filed with any Competent Authority in the Territory. Chugai shall also cooperate, at MBI's expense and as reasonably requested by MBI, with any Third Parties selected by MBI to distribute, market or sell the Licensed Product in the Territory following the termination of the Chugai Development Program with respect to the Licensed Product. Such cooperation shall include, but shall not be limited to, ***.

11.5 SURVIVING OBLIGATIONS. Termination or expiration of this Agreement shall not relieve either party of its obligations under Sections 2.1(b), 5.7, 6.2, 8.3, 8.8 and 8.10 and Articles 9, 10 (other than Section 10.2(a)), 11, 12, 15 and 16.

                                    ARTICLE 12
                                    INDEMNITY

12.1 INDEMNIFICATION BY MBI. MBI agrees to indemnify and hold Chugai and its officers, directors, employees and agents harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees (individually, a "Loss" and collectively, "Losses"), that Chugai may incur to the extent that such Losses arise out of or result from
(i) any Licensed Product manufactured by MBI and supplied to Chugai pursuant to Section 7.1(b) to the extent that such Licensed Product causes or results in the injury, illness or death of any person, but only to the extent that such Losses arise out of or result from (a) a defect in the MBI Technology incorporated into the Licensed Product or (b) the negligence, recklessness or willful misconduct of MBI or its officers, employees or agents in connection with the manufacture of such Licensed Product, (ii) violation by MBI of the provisions of this Agreement, (iii) violation by MBI of any Applicable Laws, or (iv) breach of any representation made or warranty given by MBI in this Agreement, or (v) the manufacture, sale or use of any Licensed Product that is not supplied by Chugai and which is sold by MBI, its Affiliates, Licensees or distributors outside the Territory, but only to the extent that the Losses arise out of claims asserted against Chugai outside the Territory. In addition, in the event that Chugai informs MBI that it believes any of the Licensees has damaged the value of any trademarks for the Licensed Products used by Chugai, MBI will work with Chugai in good faith in an effort to communicate Chugai's concerns to the Licensee.

12.2 INDEMNIFICATION BY CHUGAI. Chugai agrees to indemnify and hold MBI and its officers, directors, employees and agents harmless from and against all Losses that MBI may incur to the extent that such Losses arise out of or result from (i) violation by Chugai of the provisions of this Agreement; (ii) violation by Chugai, its Affiliates sublicensees or distributors of any Applicable Laws; (iii) breach of any representation or warranty given by Chugai in this Agreement; and (iv) the manufacture, sale or use of any Licensed Product that is not supplied by MBI and which is manufactured, marketed or sold by Chugai or its Affiliates, sublicensees or distributors, but only to the extent that the Losses arise out of claims asserted against MBI inside the Territory.

12.3 INDEMNIFICATION PROCEDURES. The party seeking indemnification under this Article 12 (the "Indemnified Party") shall (i) give the other party (the "Indemnifying Party") notice of the relevant claim, (ii) cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the defense of such claim, and (iii) give the Indemnifying Party the right to control the defense


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

and settlement of any such claim, except that the Indemnifying Party shall not enter into any settlement that affects the Indemnified Party's rights or interest without the Indemnified Party's prior written approval. The Indemnified Party shall have no authority to settle any claim on behalf of the Indemnifying Party.

12.4      EXCLUSIONS.  MBI shall have no obligation of indemnity under this
Article 12 for any claims related to any Licensed Products (i) which are modified other than by MBI or its agents, to the extent that the Loss relates to such modification, or (ii) which are combined with other products, processes or materials not provided by MBI, to the extent that the Loss relates to such combination.

12.5 LIMITED LIABILITY. EXCEPT AS OTHERWISE PROVIDED BELOW IN THE LAST SENTENCE OF THIS SECTION 12.5 AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. THE LIMITATIONS OF THIS SECTION 12.5 SHALL NOT APPLY TO ANY CLAIMS FOR BREACH OF ARTICLE 9.

                                   ARTICLE 13
                        REPRESENTATIONS AND WARRANTIES

13.1 REPRESENTATION AND WARRANTIES OF MBI. MBI hereby represents and warrants as follows:

          (a) CORPORATE POWER. MBI is duly organized and validly existing under the laws of the state of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

          (b) DUE AUTHORIZATION. MBI is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon MBI and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by MBI does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Laws of any court, governmental body or administrative or other agency having authority over it.

          (d) DOCUMENTS FILED WITH FDA. To the best of MBI's knowledge, the data presented to the FDA for review in connection with the approval of the New Drug Application for FS069 was obtained from the development of FS069 conducted by MBI, its Affiliates or its agents and was not intentionally altered by MBI.

13.2 REPRESENTATIONS AND WARRANTIES OF CHUGAI. Chugai hereby represents and warrants as follows:

          (a) CORPORATE POWER. Chugai is duly organized and validly existing under the laws of Japan and has full corporate power and authority under Applicable Laws to enter into this Agreement and to carry out the provisions hereof.

          (b) DUE AUTHORIZATION. Chugai is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon Chugai and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Chugai does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Laws of any court, governmental body or administrative or other agency having authority over it.

          (d) NO TRANSFERS OF MARKETING AUTHORIZATIONS. Chugai will not transfer, assign, mortgage nor charge any of the rights under the Marketing Authorizations other than to MBI or to a person designated by MBI or to a Third Party distributor appointed by Chugai to distribute the Licensed Products that has been approved by MBI and has entered into a written agreement as provided in
Section 8.3. Chugai shall not intentionally do anything to adversely affect the Marketing Authorizations. Chugai shall not knowingly do anything to prejudice the ability of MBI or any entity designated by MBI to act as the holder of any Marketing Authorization.

13.3 WARRANTY DISCLAIMER. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS ARE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE LICENSED PRODUCTS, ANY TECHNOLOGY OR ANY PRODUCTS SUPPLIED OR SERVICES PERFORMED HEREUNDER.

                                      ARTICLE 14
                                      ASSIGNMENT

14.1 ASSIGNMENT. Neither party shall assign its rights or delegate its duties under the Agreement without the prior written consent of the other; provided, however, that either party may assign this Agreement to any successor by merger or sale of all or substantially all of its business.

14.2 BENEFITS AND BINDING NATURE OF AGREEMENT. In the case of any permitted assignment of this Agreement pursuant to Section 14.1, this Agreement shall be binding upon, and shall inure to the benefit of, the permitted assigns of the parties hereto.

14.3 PROHIBITED ASSIGNMENT NULL AND VOID. Any attempted assignment or delegation in contravention of Section 14.1 shall be void and of no effect.

                                      ARTICLE 15
                                  DISPUTE RESOLUTION

15.1 ARBITRATION. If a dispute arises from or relates to the interpretation, implementation or alleged breach of this Agreement, or with respect to any of the transactions or events contemplated hereby, the parties shall attempt in good faith to resolve the dispute within thirty (30) days by referring the dispute to one or more executive officers of each party. If the dispute is not resolved by the executive officers within thirty (30) days after either party informs the other of the dispute in writing, the dispute shall be resolved by binding arbitration. Each party shall give fifteen (15) days written notice to the other party prior to initiating any arbitration proceedings. Any arbitration hereunder shall be conducted under the International Chamber of Commerce Arbitration Rules. Each such arbitration shall be conducted in the English language by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held
in   ***.  The arbitrators shall determine all issues regarding such dispute, including without limitation, procedure, discovery, arbitrability and waiver.
 The arbitrators shall have the discretion to order a prehearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony by proposed witnesses and examination by deposition of parties. The parties shall instruct the arbitrators to render their decision no later than ninety (90) days after submission of the dispute, which decision shall be in writing and shall specify the factual and legal bases for the award. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of acts or omissions of the other party, shall be final and binding upon all parties. The arbitrators shall have the authority to grant specific performance, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the arbitrator or arbitrators shall not be authorized toaward punitive damages with respect to any such claim or controversy, nor shall any party seek punitive damages relating to any matter under, arising out of or relating to this Agreement under any circumstances. Except as otherwise set forth in this Agreement, the cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved including reasonable attorneys' fees incurred by the party determined by the arbitrators to be the prevailing party, shall be paid by the party determined by the arbitrators not to be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrators.

15.2      INJUNCTIVE RELIEF.  Notwithstanding any other provision of this
Article 15 to the contrary, (i) any party shall be entitled to petition a court of competent jurisdiction for the specific, limited purpose of requesting injunctive relief only in the event either party violates or attempts to violate any of the covenants set forth in Article 9 hereof and (ii) MBI shall be entitled to petition a court of competent jurisdiction for the specific, limited purpose of requesting injunctive relief and other equitable remedies only in the event of any breach or threatened breach by Chugai of the restrictions set forth in Section 2.3 or 8.3. Either party seeking injunctive relief in accordance with the provisions of this Section 15.2 shall be entitled to petition a court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the breach or


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

threatened breach for which the relief is sought. This Section 15.2 shall not limit any other legal or equitable remedies (i) that either party may have against the other for breach of the covenants found in Article 9 or (ii) that MBI may have against Chugai for breach of the restrictions set forth in
Section 2.3 or 8.3. This Section 15.2 shall apply with equal force to Chugai's Affiliates, sublicensees and distributors, if any of them is the holder of the Marketing Authorization at the time the breach or threatened breach of Section 8.3 takes place. The prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs in connection with any such proceedings.

                                      ARTICLE 16
                                    MISCELLANEOUS

16.1 EXPORT LAW COMPLIANCE. Chugai understands and recognizes that the Licensed Products and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of drugs. Chugai represents that it is familiar with and agrees to comply with all such regulations, including any future modifications thereof, in connection with the distribution of Licensed Products. Chugai agrees that it will not export or reexport outside the Territory, directly or indirectly, any Licensed Product or clinical data relating to any License Product without the prior written consent of MBI and without complying with all Applicable Laws. Chugai agrees to obtain the same agreement from each of its Affiliates, sublicensees and distributors. Chugai hereby agrees to indemnify and hold MBI harmless from any breach of this
Section 16.1.

16.2 FOREIGN CORRUPT PRACTICES ACT. Chugai hereby agrees that it shall comply with the requirements of the FCPA and shall refrain from any payments to Third Parties which would cause MBI or Chugai to violate the FCPA. Chugai hereby agrees to indemnify and hold harmless MBI from any breach of this
Section 16.2.

16.3 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules attached hereto or referenced herein, if any, and the Common Stock Purchase Agreement between the parties dated as of the date hereof together embody the final, complete and exclusive understanding between the parties relating to the subject matter hereof and thereof, and replace and supersede all proposals, oral and/or written, prior negotiations, representations, understandings and agreements between the parties relating to the subject matter hereof and thereof.

16.4 AMENDMENTS AND WAIVERS. No modification or waiver of any term or condition of this Agreement shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of each party hereto. Any waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

16.5 NO OTHER TERMS AND CONDITIONS. The parties intend that this Agreement expresses all of the terms and conditions applicable to the sale of Licensed Products and accordingly agree that all provisions, terms and conditions of any purchase order, sales or order acknowledgment, invoice or other business form or document (a "Form"), unless an amendment to this Agreement in accordance with Section 16.4 hereof, shall be superseded hereby and therefore shall be disregarded and have no force and effect. If a Form purports to be conditioned in any manner on agreement to and/or acceptance of any provisions, terms and conditions other than those set forth herein, then such condition is hereby waived. In no event shall either party be bound by any provisions, terms or conditions relating to the subject matter of this Agreement not set out herein.

16.6 FORCE MAJEURE. Except with respect to a failure to perform any of its obligations under Section 3.4 or Section 11.3 of this Agreement, neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because of, or rendered impracticable or impossible due to, a Force Majeure. The party experiencing the failure or delay shall promptly notify the other party in writing of the failure or delay.

16.7 NOTICE. All notices concerning this Agreement shall be written in the English language and shall be deemed to have been received (a) five (5) days after being properly sent by commercial overnight courier, or (b) two
(2) days after being transmitted by confirmed facsimile, in each case addressed as follows:

               If to MBI:

                    Molecular Biosystems, Inc.
                    10030 Barnes Canyon Road
                    San Diego, California USA 92121-2789

                    Attention: Corporate Counsel

                    Telephone: (619) 824-2216
                    Facsimile: (619) 824-2395

               If To Chugai:

                    Chugai Pharmaceutical Co., Ltd.
                    2-1-9 Kyobashi, Chuo-ku
                    Tokyo 104-8301, Japan

                    Attention: Director, Legal Department

                    Telephone: 03-3273-0887
                    Facsimile: 03-3281-0315

16.8 ENGLISH LANGUAGE; GOVERNING LAW. This Agreement has been prepared in the English language and the English language shall control its interpretation. This Agreement shall be governed by and construed in accordance with the internal laws of the *** without regard to its conflicts of laws principles.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

16.9 LATE PAYMENTS. All amounts due and owing to a party under this Agreement that are not paid by the other party when due shall bear interest at the rate of *** per month or, if lower, the maximum rate allowed by law, in either case calculated from the date the amount was first due.

16.10 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such enforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

16.11 RIGHTS AND REMEDIES CUMULATIVE. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

16.12 INDEPENDENT CONTRACTORS. Each party shall act as an independent contractor under the terms of this Agreement. Neither party is, nor shall it be deemed to be, an employee, agent, co-venturer, partner or legal representative of the other for any purpose. Neither party shall be entitled to enter into any contracts in the name of, or on behalf of the other, nor shall either party be entitled to pledge the credit of the other in any way or hold itself out as having authority to do so.

16.13 CAPTIONS AND SECTION REFERENCES. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

16.14     REFERENCES TO DOLLARS.   All references to "dollars" or "$" in this
Agreement are references to United States dollars unless reference is expressly made to the currency of another country.

16.15 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

16.16 PRESS RELEASES. The parties agree that the terms of this Agreement shall be considered Confidential Information of both parties. However, each party shall have the right to disclose the terms of this Agreement to any potential acquiror, merger partner or other bona fide potential financial partner (which disclosure shall, however, be subject to the terms of a nondisclosure agreement with the potential acquiror, merger partner or financial partner), or if counsel to such party advises such party that it is proper to make such disclosure to comply with rules and regulations of the United States Securities and Exchange Commission, to satisfy Generally Accepted Accounting Principles or for other legal reasons. Notwithstanding the foregoing, the parties agree that the initial press releases regarding this Agreement shall be mutually agreed by the parties.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

          IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first written above.

                               MOLECULAR BIOSYSTEMS, INC.



                               BY: /S/ B. VENKATADRI
                                   ------------------------
                                   BOBBA VENKATADRI

                               TITLE: PRESIDENT AND CEO
                                      ---------------------

                               CHUGAI PHARMACEUTICAL CO. LTD.



                               BY: /S/ ILLEGIBLE
                                   ------------------------
                               TITLE: EXECUTIVE DIRECTOR, ACCOUNTING DEPARTMENT














                  [SIGNATURE PAGE TO COOPERATIVE DEVELOPMENT
                               AND MARKETING AGREEMENT]

EXHIBIT 1.23

FS069

                                        ***














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                              Exhibit 1.23-1

PATENTS:





     MBI         COUNTRY OR               STATUS             APPLICATION       APPLICATION      PATENT NUMBER        ISSUE DATE
  REFERENCE        REGION                                       NUMBER            DATE           (PUBLICATION       (PUBLICATION
    NUMBER                                                                                         NUMBER)              DATE)
--------------------------------------------------------------------------------------------------------------------------------


 ALB-1-JP1    JAPAN              ISSUED                    59-501032         01/26/84        1 598 465            01/28/91
                                                           [21]              [22]
                                 (TERM EXTENSION GRANTED)

 ALB-1-JP2    JAPAN              ISSUED                    61-289108         12/05/86        1 677 653            07/13/92

 ALB-2-JP1    JAPAN              PUBLISHED / OPPOSED       63-323826         12/23/88        (06-62445)           (08/17/94)

 ALB-2-KR1    KOREA              ISSUED                    17665/88          12/28/88        106 494              10/22/96

 ALB-2-TW1    TAIWAN             ISSUED                    77 109 129        12/29/88        037 100              6/15/90

 ALB-4-JP1    JAPAN              ISSUED                    01-237390         09/12/89        1 988 539            11/08/95

 ALB-4-KR1    KOREA              ALLOWED                   13246/89          09/12/89

 ALB-4-TW1    TAIWAN             ISSUED                    78 106 958        09/08/89        152 186              02/21/91    [44]

 AGM-1-JP1    JAPAN              PUBLISHED                 07-503679         07/01/94        (08-509002)          (09/24/96)
                                                           [21]                               [11]                [43]

 AGM-1-KR1    KOREA              PENDING                   96-700002         07/01/94

 AGM-1-TW1    TAIWAN             ISSUED                    83 107 084        08/01/94        080 177              12/11/96
                                                           [21]              [22]


***














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                 Exhibit 1.23-2

EXHIBIT 1.34
MBI PATENTS


     MBI         COUNTRY OR               STATUS             APPLICATION       APPLICATION      PATENT NUMBER        ISSUE DATE
  REFERENCE        REGION                                       NUMBER            DATE           (PUBLICATION       (PUBLICATION
    NUMBER                                                                                         NUMBER)              DATE)
--------------------------------------------------------------------------------------------------------------------------------
 ALB-1-JP1    JAPAN              ISSUED                    59-501032         01/26/84        1 598 465            01/28/91
                                                           [21]              [22]
                                 (TERM EXTENSION GRANTED)

 ALB-1-JP2    JAPAN              ISSUED                    61-289108         12/05/86        1 677 653            07/13/92

 ALB-2-JP1    JAPAN              PUBLISHED / OPPOSED       63-323826         12/23/88        (06-62445)           (08/17/94)

 ALB-2-KR1    KOREA              ISSUED                    17665/88          12/28/88        106 494              10/22/96

 ALB-2-TW1    TAIWAN             ISSUED                    77 109 129        12/29/88        037 100              6/15/90

 ALB-4-JP1    JAPAN              ISSUED                    01-237390         09/12/89        1 988 539            11/08/95

 ALB-4-KR1    KOREA              ALLOWED                   13246/89          09/12/89

 ALB-4-TW1    TAIWAN             ISSUED                    78 106 958        09/08/89        152 186              02/21/91    [44]

 AGM-1-JP1    JAPAN              PUBLISHED                 07-503679         07/01/94        (08-509002)          (09/24/96)
                                                           [21]                                  [11]             [43]

 AGM-1-KR1    KOREA              PENDING                   96-700002         07/01/94


 AGM-1-TW1    TAIWAN             ISSUED                    83 107 084        08/01/94        080 177              12/11/96
                                                           [21]              [22]

 NEG-2-JP1    JAPAN              PUBLISHED                 07-509877         09/19/94        (08-511033)          (11/19/96)
                                                           [21]              [22]                [11]             [43]














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                              Exhibit 1.34-1

EXHIBIT 1.40
ORALEX-Registered Trademark-
***














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                              Exhibit 1.40-1

PATENT:


     MBI         COUNTRY OR               STATUS             APPLICATION       APPLICATION      PATENT NUMBER        ISSUE DATE
  REFERENCE        REGION                                       NUMBER            DATE           (PUBLICATION       (PUBLICATION
    NUMBER                                                                                         NUMBER)              DATE)
--------------------------------------------------------------------------------------------------------------------------------
 NEG-2-JP1         JAPAN                 PUBLISHED             07-509877         09/19/94        (08-511033)         (11/19/96)
                                                               [21]              [22]            [11]                [43]

***














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                              Exhibit 1.40-2

EXHIBIT 1.45

***















*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.


                              Exhibit 1.45-1

EXHIBIT 3.6(a)
MBI ORALEX-Registered Trademark- AND FS069 DEVELOPMENT PROGRAM

***














*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                              Exhibit 3.6(a)-1